                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Baxter International Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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Notes:

                                     Baxter International Inc.     847.948.2000
                                     One Baxter Parkway
                                     Deerfield, Illinois 60015

[BAXTER LOGO]



  March 20, 1998

  TO ALL BAXTER INTERNATIONAL INC. STOCKHOLDERS:

  The Board of Directors joins me in inviting you to attend the 1998 Annual Meeting of Stockholders. The meeting will be held at Baxter's North Cove facility, Highway 21 North, Marion, North Carolina, on Tuesday, May 5, 1998. The meeting will begin at 10:30 a.m. Eastern Time. Registration will begin at 8:30 a.m. and a continental breakfast will be provided. One-hour walking tours of the manufacturing facility will be offered for interested stockholders.

  In addition to the matters described in the attached proxy statement, I will report on the business and progress of Baxter during 1997 and Baxter's future. Baxter's performance is discussed in the enclosed 1997 Annual Report to Stockholders. The enclosed Annual Report will give you greater insight into our plans for 1998 and beyond.

  I hope you will be able to attend the meeting and look forward to seeing you there.

  Sincerely,


  /s/ Vernon R. Loucks Jr.
  ------------------------
  Vernon R. Loucks Jr.
  Chairman of the Board of Directors
  and Chief Executive Officer


                                                                [LOGO]
                                                      Printed on Recycled Paper

                                     Baxter International Inc.     847.948.2000
                                     One Baxter Parkway
                                     Deerfield, Illinois 60015

[BAXTER LOGO]

  March 20, 1998

  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

  The 1998 Annual Meeting of Stockholders of Baxter International Inc. (the "Company") will be held at the Company's North Cove facility, Highway 21 North, Marion, North Carolina on Tuesday, May 5, 1998 at 10:30 a.m. Eastern Time, for the following purposes:

  1. To elect five directors to hold office for three years (page 2);

  2. To ratify the appointment of Price Waterhouse LLP as independent accountant for the Company in 1998 (page 18);

  3. To adopt the Company's 1998 Incentive Compensation Program (page 18);

  4. To adopt the Company's Long-Term Incentive Plan (page 22);

  5. To act on the stockholder proposal relating to cumulative voting in the election of directors (page 24); and

  6. To transact any other business which is properly presented at the meeting.

  Only holders of record of the Company's common stock at the close of business on March 6, 1998 will be entitled to vote at the meeting. A list of the stockholders entitled to vote at the meeting will be kept at NationsBank, N.A., 100 North Main Street, Marion, North Carolina, for the 10-day period before the meeting.

  Whether or not you plan to attend in person, we ask that you carefully review the material on the following pages and vote your shares on the matters that will come before the meeting. This year, United States and Canadian stockholders of record can vote their shares by using a toll-free telephone number. Instructions for using this convenient service are included on the enclosed proxy card.

  Of course, you may also vote your shares by marking your votes on the enclosed proxy card, signing and dating it, and promptly returning it in the enclosed envelope. If you attend the meeting and vote by ballot, your proxy (voted by returning your proxy card or by telephone) will be revoked automatically and only your ballot voted at the meeting will be counted.

  By order of the Board of Directors,


  /s/ Jan Stern Reed
  -------------------
  Jan Stern Reed
  Corporate Secretary

                                                                [LOGO]
                                                      Printed on Recycled Paper

-------------------------------------------------------------------------------

                                 [BAXTER LOGO]

   Baxter International Inc., One Baxter Parkway, Deerfield, Illinois 60015
                                 847.948.2000

-------------------------------------------------------------------------------

                                PROXY STATEMENT

  The Board of Directors (the "Board") of Baxter International Inc. (the "Company") solicits your proxy for the Annual Meeting of Stockholders to be held on May 5, 1998 (the "1998 Annual Meeting"). The 1998 Annual Meeting will be held at the Company's North Cove facility, Highway 21 North, Marion, North Carolina and will begin at 10:30 a.m. Eastern Time. Only holders of record of the Company's common stock, $1 par value per share (the "Common Stock"), at the close of business on March 6, 1998, will be entitled to vote. On that date, approximately 280,661,677 shares of Common Stock were outstanding. The holders of the Common Stock are entitled to vote as a single class with each share entitled to one vote. This proxy statement and the enclosed proxy card are being mailed to stockholders beginning on March 20, 1998.

  Stockholders are urged to read this proxy statement carefully and vote their shares on each matter by returning their signed proxy cards. This year, United States and Canadian stockholders of record may vote their shares either by calling a toll-free telephone number or by mailing their signed proxy cards. Stockholders who vote by telephone do not need to mail their proxy cards. The telephone voting procedure is designed to authenticate stockholders' identities, allow stockholders to give their voting instructions and confirm that stockholders' instructions have been recorded properly. Specific instructions for stockholders of record who wish to use the telephone voting procedure are included on the enclosed proxy card. A proxy may be revoked at any time prior to the voting at the 1998 Annual Meeting by submitting a later-dated proxy (including a proxy by telephone), by giving written notice of such revocation to the Corporate Secretary of the Company, or by voting in person at the 1998 Annual Meeting.

  Stockholders who desire to keep their votes confidential may request confidential treatment by using the telephone voting procedure or by marking the enclosed proxy card. Confidential treatment requires inspectors of the election and tabulators to keep the stockholder's vote permanently confidential and not disclose it to anyone other than another inspector or tabulator. This policy would not apply if it would not comply with law or during a proxy contest, neither of which is applicable to this proxy solicitation.

  If no specific instructions are given and a proxy is properly given (including a proxy by telephone), all shares covered by the proxy will be voted by the Company's Chairman of the Board and Chief Executive Officer or the General Counsel for the election of all of the Board's nominees for director, for ratification of Price Waterhouse LLP as independent accountant for 1998, for adoption of the Company's 1998 Incentive Compensation Program, for adoption of the Company's Long-Term Incentive Plan, and against the stockholder proposal relating to cumulative voting in the election of directors. Unless otherwise indicated by the stockholder, a proxy (including a proxy by telephone) also gives the Company's Chairman and Chief Executive Officer and its General Counsel discretionary authority to vote all shares of Common Stock represented by the proxy on any other matter that is properly presented for action at the meeting.

  Common Stock credited to a participant in either the Company's Dividend Reinvestment Plan or in an uncertificated share account of the Employee Stock Purchase Plan will be voted in the same manner as the participant votes the Common Stock standing in his or her name. If a participant has no Common Stock standing in his or her name, the custodian, The First Chicago Trust Company of New

York, will vote shares of Common Stock held in such accounts only in accordance with the participant's instructions.

  Determination of whether a matter specified in the Notice of Annual Meeting of Stockholders has been approved will be determined as follows. Those persons will be elected directors who receive a plurality of the votes cast at the 1998 Annual Meeting in person or by proxy and entitled to vote on the election. This means that the five individuals who receive the largest number of votes cast will be elected as directors. Accordingly, directions to withhold authority will have no effect on the outcome of the vote. For each other matter specified in the Notice of Annual Meeting of Stockholders, the affirmative vote of a majority of the shares of Common Stock present at the 1998 Annual Meeting in person or by proxy and entitled to vote on such matter is required for approval. Abstentions will be considered shares present in person or by proxy and entitled to vote and, therefore, will have the effect of a vote against the matter. Broker non-votes will be considered shares not present for this purpose and will have no effect on the outcome of the vote. Directions to withhold authority to vote for directors, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for the 1998 Annual Meeting.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

  The Company's certificate of incorporation divides the Board into three classes. Each year, the directors in one of these three classes are elected to serve a three-year term. The Board has nominated Pei-yuan Chia, Mary Johnston Evans, Frank R. Frame, Arnold J. Levine, Ph.D., and Monroe E. Trout, M.D. for election as directors at the 1998 Annual Meeting. All of the nominees currently are directors of the Company. Each director elected will serve a three-year term. If any nominee for director becomes unavailable for election, the number of directors will be reduced.

  Stockholders may nominate candidates for election as directors at an annual meeting of stockholders by providing written notice of such nomination to the Corporate Secretary of the Company and by complying with the related procedures specified in the Company's bylaws. The Company's bylaws require the notice to be submitted to the Company 60 to 90 days before the anniversary date of the previous year's annual meeting. The bylaws also require the notice to include specified information about the stockholder making the nomination and specified information about the director candidate, including all information that would be required to be disclosed in a proxy statement. No nominations for director pursuant to this process were received for the 1998 Annual Meeting, and no other candidates are eligible for election as directors at the 1998 Annual Meeting. A copy of the bylaws may be obtained from the Corporate Secretary of the Company.

  The Chairman and Chief Executive Officer and the General Counsel intend to vote the shares represented by proxies for all of the Board's nominees, except to the extent authority to vote for the nominees is withheld.

  The Board of Directors recommends a vote FOR the election of all of the nominees for director.

Nominees for Election as Directors (Term Expires 2001)

[PHOTO] PEI-YUAN CHIA, age 59, has served as a director of the Company since 1996. Mr. Chia was vice chairman of Citicorp and Citibank, N.A., its principal subsidiary, from 1994 to 1996 when he retired. From 1993 to 1996, he served as a director of Citicorp and Citibank, N.A., and assumed responsibility for their global consumer business in 1992. Between 1974 and 1992, Mr. Chia held various senior management positions in Citicorp and Citibank, N.A. and was Citibank, N.A.'s senior customer contact for corporate banking activities in Asia. Mr. Chia serves as a director of American International Group, Inc. and Case Corporation. He is a trustee of The Asia Society and of the New York University Medical Center, both in New York City. Mr. Chia also serves on the Wharton Graduate Executive Board of the University of Pennsylvania and as a senior fellow at its SEI Center for Advanced Studies in Management.


[PHOTO] MARY JOHNSTON EVANS, age 68, has served as a director of the Company since 1986. Mrs. Evans is a director of Household International, Inc., Sun Company, Inc., Delta Air Lines, Inc., The Dun & Bradstreet Corporation and Scudder New Europe Fund.


[PHOTO] FRANK R. FRAME, age 68, has served as a director of the Company since 1992. Mr. Frame is an adviser to the board of directors of HSBC Holdings plc, a financial institution. Between 1976 and 1990, Mr. Frame held various senior management positions in The Hongkong and Shanghai Banking Corporation Limited, a financial institution from which he retired in 1990, including group legal adviser, executive director, and deputy chairman. Mr. Frame also serves as chairman of Wallem Group Limited, deputy chairman of Time Products plc, and a director of Edinburgh Dragon Trust plc and The British Investment Trust plc.


[PHOTO] ARNOLD J. LEVINE, PH.D., age 58, has served as a director of the Company since 1994. Dr. Levine has been a professor of biology and the chairman of the molecular biology department at Princeton University since 1984. From 1979 to 1983, Dr. Levine was a professor of biology and chairman of the microbiology department at State University of New York. Since 1982, Dr. Levine has been the chairman of the Company's scientific advisory board.


[PHOTO] MONROE E. TROUT, M.D., age 66, has served as a director of the Company since 1995. Dr. Trout was chairman of the board, president and chief executive officer of American Healthcare Systems, a network of integrated health care systems, from 1987 to 1994 when he retired. He was elected president and chief executive officer of American Healthcare Systems in 1986. Dr. Trout serves as chairman of the board of Cytyc Corporation and as a director of Science Applications International Corporation and The West Company, Inc.

Directors Continuing in Office (Term Expires 1999)

[PHOTO] MARTHA R. INGRAM, age 62, has been a director of the Company since 1987. Since 1995, Ms. Ingram has been the chairman of the board of Ingram Industries Inc., an inland waterway transportation company, a distributor of trade books and an automobile insurance company. She was first elected a director of Ingram Industries Inc. in 1981 and became its chief executive officer in 1996. Ms. Ingram also serves as a director of Ingram Micro, First American Corporation and Weyerhaeuser Company.


[PHOTO] HARRY M. JANSEN KRAEMER, JR., age 43, has been a director of the Company since 1995. Mr. Kraemer has been president of the Company since 1997. From 1993 to 1997, he served as senior vice president and chief financial officer of the Company. Prior thereto, Mr. Kraemer was the vice president of finance and operations for a subsidiary of the Company. Mr. Kraemer also serves as a director of MedPartners, Inc., Comdisco Inc. and Science Applications International Corporation.


[PHOTO] REED V. TUCKSON, M.D., age 47, has been a director of the Company since 1996. Since 1997, Dr. Tuckson, an internist, has been Group Vice President for Professional Standards at the American Medical Association in Chicago, Illinois. From 1991 until 1997, Dr. Tuckson was president of the Charles R. Drew University of Medicine and Science, a private academic health sciences university. From 1990 to 1991, he was the senior vice president for programs of the March of Dimes Birth Defects Foundation. From 1986 to 1990, Dr. Tuckson was the Commissioner of Public Health for the District of Columbia. Dr. Tuckson also serves as president of the Association of Minority Health Professional Schools.


[PHOTO] FRED L. TURNER, age 65, has been a director of the Company since 1982. Mr. Turner is senior chairman of the board of directors and chairman of the executive committee of McDonald's Corporation, a restaurant licensor. Mr. Turner previously was chairman of the board and chief executive officer of McDonald's Corporation. He joined McDonald's in 1956. Mr. Turner also serves as a director of Ronald McDonald House Children's Charities, Aon Corporation and W. W. Grainger, Inc.


Directors Continuing in Office (Term Expires 2000)

[PHOTO] WALTER E. BOOMER, age 59, has been a director of the Company since 1997. Since March 1997, General Boomer has served as president and chief executive officer of Rogers Corporation, a manufacturer of specialty materials in the communication, transportation, imaging and computer markets. From 1994 through 1996, he served as executive vice president of McDermott International Inc. and president of the Babcock & Wilcox Power Generation Group. In 1994, General Boomer retired as a general and assistant commandant of the United States Marine Corps after 34 years of service. General Boomer also serves as a director of Taylor Energy Company.

[PHOTO] JOHN W. COLLOTON, age 67, has been a director of the Company since 1989. From 1971 to 1993, Mr. Colloton served as the director of the University of Iowa Hospitals and Clinics, and since 1993 he has been vice president of the University of Iowa Statewide Health Services. Mr. Colloton also serves as a director of Iowa State Bank & Trust, OncorMed Inc., Mid American Energy Company, Wellmark Inc. (Iowa-South Dakota Blue Cross and Blue Shield) and the University of Pennsylvania Medical Center.


[PHOTO] SUSAN CROWN, age 39, has been a director of the Company since 1993. Since 1984, Ms. Crown has been a vice president of Henry Crown and Company, which includes diversified manufacturing operations, real estate and securities. Ms. Crown also serves as a director of Illinois Tool Works, Inc. and The Northern Trust Corporation.


[PHOTO] VERNON R. LOUCKS JR., age 63, has been a director of the Company since 1975. Mr. Loucks has been chairman of the Board of Directors since 1987 and chief executive officer of the Company since 1980. Mr. Loucks was first elected an officer of the Company in 1971. Mr. Loucks also serves as a director of Affymetrix, Inc., Anheuser-Busch Companies, Inc., The Dun & Bradstreet Corporation, Coastcast Corporation, Emerson Electric Co. and The Quaker Oats Company.


[PHOTO] GEORGES C. ST. LAURENT, JR., age 61, has been a director of the Company since 1992. From 1996 to 1998, Mr. St. Laurent served as chairman of Western Bank, a division of Washington Mutual, a financial institution. From 1988 to 1996, he served as chairman and chief executive officer of Western Bank. Mr. St. Laurent also serves as chairman of the board of Aames Financial Corporation and as a director of Perkin Elmer Corporation.


OPERATION OF THE BOARD OF DIRECTORS

  Pursuant to Delaware law, under which the Company is organized, the Company's business, property and affairs are managed under the direction of the Board of Directors. During 1997, there were seven meetings of the Board. Each current director attended 75% or more of the aggregate of (i) the meetings of the Board held when he or she was a director and (ii) the meetings held by all Board committees on which he or she served.

Committees of the Board

  The Board of Directors has six committees, the duties of which are described in the Company's bylaws.

  The Executive Committee consists of three directors, a majority of whom are not employees of the Company. The committee may exercise most of the powers of the Board, except those reserved to the Board by the Company's bylaws or Delaware law. The Executive Committee did not meet in 1997. The current members of the Executive Committee are Vernon R. Loucks Jr. (chairman), Susan Crown and Fred L. Turner.

  The Audit Committee consists of five directors who are not employees of the Company. The committee assists the Board in fulfilling its responsibility for the Company's accounting and financial reporting practices and provides a channel of communication between the Board and the Company's independent accountant. The Audit Committee met five times in 1997. The current members of the Audit Committee are Monroe E. Trout, M.D. (chairman), John W. Colloton, Frank R. Frame, Georges C. St. Laurent, Jr. and Fred L. Turner.

  The Compensation Committee consists of four directors who are not employees of the Company. The committee determines compensation for officers and makes recommendations to the Board concerning compensation for the Chairman of the Board and Chief Executive Officer and the President. It also exercises the authority of the Board relating to the Company's employee benefit plans. The Compensation Committee met four times in 1997. The current members of the Compensation Committee are Georges C. St. Laurent, Jr. (chairman), Mary Johnston Evans, Frank R. Frame and Martha R. Ingram.

  The Finance Committee consists of five directors who are not employees of the Company. Within limits established in the Company's bylaws, the committee exercises the authority of the Board in connection with financial transactions and assists and advises the Board regarding the financial affairs of the Company. The Finance Committee met six times in 1997. The current members of the Finance Committee are John W. Colloton (chairman), Pei-yuan Chia, Susan Crown, Arnold J. Levine, Ph.D. and Reed V. Tuckson, M.D.

  The Planning and Organization Committee consists of five directors who are not employees of the Company. The committee assists and advises the Board in connection with Board membership and Board committee structure and membership, general organization and planning matters and corporate governance issues. The Planning and Organization Committee considers director candidates. Under guidelines followed by the committee, it seeks candidates with high integrity, good judgment and breadth of experience, among other criteria. The Planning and Organization Committee met five times in 1997. The current members of the Planning and Organization Committee are Mary Johnston Evans (chairman), Walter
E. Boomer, Susan Crown, Monroe E. Trout, M.D. and Fred L. Turner.

  The Public Policy Committee consists of five directors who are not employees of the Company. The committee reviews the policies and practices of the Company to ensure that they are consistent with its social responsibility to employees, customers and society. The Public Policy Committee met three times in 1997. The current members of the Public Policy Committee are Martha R. Ingram (chairman), Walter E. Boomer, Pei-yuan Chia, Arnold J. Levine, Ph.D. and Reed V. Tuckson, M.D.

COMPENSATION OF DIRECTORS

  Under the restricted stock plan for non-employee directors (the "Director Stock Plan"), each non-employee director receives 3,000 restricted shares of Common Stock upon election or re-election to a three-year term. These restricted shares vest in 1,000-share installments on the dates of the three annual meetings of stockholders following the date of election or re-election.

  Each non-employee director receives an additional 1,000 restricted shares of Common Stock upon election or re-election to a three-year term, pursuant to the Director Stock Plan. These restricted shares vest at the expiration of the director's term of office.

  Each non-employee director receives a $1,000 fee for each Board and each committee meeting attended. Members of committees receive an annual retainer of $3,000, and chairmen of committees receive an additional annual retainer of $4,000, except that members of the Executive Committee do not receive a retainer for their Executive Committee membership. Employee directors are not compensated separately for their Board or committee activities.

  Each non-employee director who retires at age 65 or after, with at least five years of Board service, receives upon retirement 1,000 restricted shares of Common Stock for each of his or her full years of service as a non-employee director, pursuant to the Director Stock Plan. These restricted shares vest six months after the grant date. Each non-employee director is eligible for medical benefits and life insurance benefits. Medical benefit payments in 1997 totaled $1,787 for all non-employee directors. No non-employee director life insurance benefits were paid in 1997.

  Restricted stock awarded under the Director Stock Plan vests as described above, unless specified corporate control changes occur. Until vested, the restricted stock may not be transferred or sold by the director. During the restriction period, the director has all of the other rights of a stockholder, including rights to receive dividends and vote the shares.

  In addition to the non-employee director compensation and benefits described above, Arnold J. Levine, Ph.D. receives an annual consulting fee for his services as chairman of the Company's scientific advisory board. The members of the Company's scientific advisory board also receive, from time to time, stock options which give them the opportunity to purchase Common Stock for a limited period of time at the closing price of the Common Stock on the date of grant. Dr. Levine received such a stock option grant in 1997 and has no other outstanding stock options from the Company.

                            EXECUTIVE COMPENSATION

SUMMARY

  The following table shows, for the years ended December 31, 1997, 1996, and 1995 the compensation provided by the Company and its subsidiaries to the Chairman of the Board and Chief Executive Officer and the four next most highly compensated executive officers in all capacities in which they served. The five individuals identified in the Summary Compensation Table are referred to as the "named executive officers" throughout this proxy statement.

                          SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM COMPENSATION
                                                                   -----------------------------------
                                         ANNUAL COMPENSATION              AWARDS            PAYOUTS
                                    ------------------------------ --------------------- -------------
                                                           OTHER                                         ALL
                                                           ANNUAL  RESTRICTED SECURITIES                OTHER
                                                          COMPEN-    STOCK    UNDERLYING               COMPEN-
                                                  BONUS    SATION   AWARD(S)   OPTIONS       LTIP      SATION
 NAME AND PRINCIPAL POSITION   YEAR SALARY($)(1)  ($)(1)   ($)(2)    ($)(3)     (#)(4)   PAYOUTS($)(5) ($)(6)
--------------------------------------------------------------------------------------------------------------
 VERNON R. LOUCKS JR.          1997   $819,000   $950,000 $404,554    -0-      107,000    $6,196,398   $52,788
 Chairman of the Board and     1996   $751,000   $800,000 $325,592    -0-      396,600    $1,774,234   $50,016
  Chief Executive Officer      1995   $751,000   $800,000 $321,763    -0-      118,999           -0-   $49,110
--------------------------------------------------------------------------------------------------------------
 HARRY M. JANSEN KRAEMER, JR.  1997   $476,808   $600,000 $ 50,094    -0-       42,400    $1,184,323   $24,097
 President                     1996   $352,231   $320,000 $  7,685    -0-      133,300    $  340,956   $17,891
                               1995   $288,577   $240,000 $  5,634    -0-       38,019           -0-   $15,504
--------------------------------------------------------------------------------------------------------------
 DONALD W. JOSEPH              1997   $345,000   $275,000 $ 10,739    -0-       25,000    $  566,817   $17,407
 Group Vice President          1996   $306,000   $210,000 $ 11,920    -0-      107,900    $  340,956   $15,108
 Baxter Healthcare
  Corporation                  1995   $286,000   $175,000 $  5,488    -0-       24,379           -0-   $14,419
--------------------------------------------------------------------------------------------------------------
 JACK L. MCGINLEY              1997   $345,000   $275,000 $    374    -0-       25,000    $  565,959   $17,397
 Group Vice President          1996   $311,538   $220,000      --     -0-      107,700    $  340,956   $14,824
 Baxter Healthcare
  Corporation                  1995   $277,500   $170,000      --     -0-       24,272           -0-   $14,444
--------------------------------------------------------------------------------------------------------------
 ARTHUR F. STAUBITZ (7)        1997   $321,000   $235,000 $  9,688    -0-       20,000    $  528,756   $17,536
 Senior Vice President         1996   $302,000   $240,000 $  3,692    -0-       96,600    $  315,700   $15,869
                               1995   $280,000   $216,500 $    106    -0-       25,024           -0-   $14,400
--------------------------------------------------------------------------------------------------------------

(1) Amounts shown include cash compensation earned by the named executive officers during the year covered, including amounts deferred at the election of those officers. Bonuses are paid in the year following the year during which they are earned.

(2) As permitted by the Securities and Exchange Commission's ("SEC") rules regarding disclosure of executive compensation in proxy statements, this column excludes perquisites and other personal benefits for the named executive officer if their total cost in each of 1997, 1996 and 1995 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer for each of those years. Accordingly, for all of the named executive officers except Mr. Loucks, perquisites and other personal benefits have been excluded and the amounts shown represent amounts reimbursed for the payment of taxes. Of the 1997, 1996, and 1995 amounts shown for Mr. Loucks, $112,636, $168,600 and $170,755, respectively, represent the approximate incremental cost to the Company of his use of Company aircraft for personal travel, which the Company required for security reasons.

(3) Based on the $50.4375 closing price of the Common Stock on December 31, 1997, the number and value of the aggregate restricted stock holdings of the named executive officers on that date are as follows: Mr. Loucks-- 110,747 shares ($5,585,802); Mr. Kraemer--52,519 shares ($2,648,927); Mr.
    Joseph--36,982 shares ($1,865,280); Mr. McGinley--21,179 shares
    ($1,068,216); and Mr. Staubitz--19,517 shares ($984,389). Dividends are payable on all outstanding shares of restricted stock held by all Company executives at the same rate and time and in the same form in which dividends are payable on all outstanding shares of Common Stock.

(4) No Stock Appreciation Rights (SARs) were granted by the Company in 1997, 1996 or 1995, and there are no outstanding SARs held by any employee or director of the Company. The number shown represents the number of shares of Common Stock for which options were granted to the named executive officer.

(5) Amounts shown represent the market value of earned restricted stock which vested, under the Company's 1989 Long-Term Incentive Plan, on December 31, 1997 and 1996 (each a "Vesting Date"). The vested shares were earned as of the December 31 preceding each Vesting Date. Mr. Loucks' 1997 amount also includes 65,000 additional shares of restricted stock which he earned over the five-year period ended December 31, 1996 and which vested on December 31, 1997. These shares were granted to Mr. Loucks in 1992 in lieu of salary and bonus increases for the five-year period.

(6) Amounts shown represent the Company matching contributions in the Company's Incentive Investment Plan, a qualified section 401(k) profit sharing plan, additional matching contributions in the Company's deferred compensation plan and the dollar value of split-dollar life insurance benefits. Those three amounts, expressed in the same order as identified above, for the named executive officers are as follows: Mr. Loucks--1997 ($4,800, $43,770 and $4,218), 1996 ($4,500, $42,030 and $3,486) and 1995
    ($4,500, $42,030 and $2,580); Mr. Kraemer--1997 ($4,800, $19,104 and
    $193), 1996 ($4,500, $13,267 and $124) and 1995 ($4,500, $10,907 and $97);
    Mr. Joseph--1997 ($4,800, $11,850 and $757), 1996 ($4,500, $9,930 and
    $678) and 1995 ($4,500, $9,330 and $589); Mr. McGinley--1997 ($4,800,
    $12,150 and $447), 1996 ($4,500, $9,946 and $378) and 1995 ($4,500, $9,675
    and $269); and Mr. Staubitz--1997 ($4,800, $12,030 and $706), 1996
    ($4,500, $11,055 and $314) and 1995 ($4,500, $9,900 and $0).

(7) Mr. Staubitz also served as the Company's General Counsel until December
    1997.

STOCK OPTION GRANTS

  The following table contains information relating to the stock option grants made in 1997 to the named executive officers.

                              OPTION GRANTS TABLE
                     OPTION GRANTS IN LAST FISCAL YEAR (1)

                                         INDIVIDUAL GRANTS
                       ------------------------------------------------------     POTENTIAL REALIZABLE VALUE AT
                                         PERCENT OF                                  ASSUMED ANNUAL RATES OF
                          NUMBER OF    TOTAL OPTIONS                                STOCK PRICE APPRECIATION
                         SECURITIES      GRANTED TO   EXERCISE OR                        FOR OPTION TERM
                         UNDERLYING     EMPLOYEES IN   BASE PRICE  EXPIRATION ----------------------------------------
         NAME          OPTIONS GRANTED FISCAL YEAR(2) ($/SH)(3)(7)    DATE    0% ($)   5% ($)(4)         10% ($)(4)
-------------------------------------------------------------------------------------------------------------------------
Mr. Loucks                  107,000         2.5%        $47.125     11/16/07   $ 0   $    3,581,290    $     8,036,235
-------------------------------------------------------------------------------------------------------------------------
Mr. Kraemer                  42,400         1.0%        $47.125     11/16/07   $ 0   $    1,419,128    $     3,184,452
-------------------------------------------------------------------------------------------------------------------------
Mr. Joseph                   25,000         0.6%        $47.125     11/16/07   $ 0   $      836,750    $     1,877,625
-------------------------------------------------------------------------------------------------------------------------
Mr. McGinley                 25,000         0.6%        $47.125     11/16/07   $ 0   $      836,750    $     1,877,625
-------------------------------------------------------------------------------------------------------------------------
Mr. Staubitz                 20,000         0.5%        $47.125     11/16/07   $ 0   $      669,400    $     1,502,100
-------------------------------------------------------------------------------------------------------------------------
All Stockholders                N/A         N/A             N/A          N/A   $ 0   $9,372,907,338(5) $21,032,333,601(5)
-------------------------------------------------------------------------------------------------------------------------
All Optionees             4,200,000         100%            N/A          N/A   $ 0   $  140,574,000(6) $   315,441,000(6)
-------------------------------------------------------------------------------------------------------------------------
Optionee Gain as % of
 All Stockholders'
 Gain                           N/A         N/A             N/A          N/A   N/A             1.50%              1.50%
-------------------------------------------------------------------------------------------------------------------------

(1) No Stock Appreciation Rights (SARs) were granted by the Company in 1997.

(2) In 1997, the Company granted options on approximately 4.2 million shares of Common Stock to approximately 2,700 employees at various exercise prices at different times during the year.

(3) The exercise price shown is the closing price of the Common Stock on the date of the grant, which was November 18, 1997.

(4) Potential realizable values are calculated net of the option exercise price but before taxes associated with exercise. The assumed rates of stock price appreciation are set by the SEC rules governing proxy statement disclosure and are not intended to forecast the future appreciation of the Common Stock.

(5) The potential realizable values for all stockholders were calculated based on the approximately 280,039,060 shares of Common Stock outstanding on December 31, 1997. The potential realizable values were calculated assuming the stockholders purchased the Common Stock at $47.125, the closing price of the Common Stock on November 18, 1997.

(6) The potential realizable values for all optionees were calculated based on the approximately 4.2 million options granted to employees of the Company at various exercise prices at different times of the year. The potential realizable values were calculated assuming that all of these options were granted at the $47.125 exercise price.

(7) All options shown in this table as granted to the named executive officers become exercisable three years from the date of grant. Some optionees received options that become exercisable five years from the date of grant, subject to accelerated vesting in certain circumstances. The exercise price may be paid in cash or shares of Common Stock. If specified corporate control changes occur, all outstanding options will become exercisable immediately.

STOCK OPTION EXERCISES

  None of the named executive officers exercised stock options in 1997. The following table shows the number and value of the unexercised options held by the named executive officers as of December 31, 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUES (1)

                                             NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                            UNDERLYING UNEXERCISED         IN-THE-MONEY
                                                  OPTIONS AT                OPTIONS AT
                                            FISCAL YEAR-END (#)(2)    FISCAL YEAR END ($)(3)
              SHARES ACQUIRED    VALUE     ------------------------- -------------------------
    NAME      ON EXERCISE (#) REALIZED ($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----------------------------------------------------------------------------------------------
Mr. Loucks          -0-           N/A        291,546      503,600    $6,029,983   $1,808,250
Mr. Kraemer         -0-           N/A         67,560      175,700    $1,405,583   $  659,669
Mr. Joseph          -0-           N/A         63,887      132,900    $1,386,929   $  602,031
Mr. McGinley        -0-           N/A         56,222      132,700    $1,125,159   $  602,031
Mr. Staubitz        -0-           N/A         35,441      116,600    $  667,632   $  481,625
----------------------------------------------------------------------------------------------

(1) No Stock Appreciation Rights (SARs) were exercised by any Company employee in 1997, and there are no outstanding SARs held by any employee or director of the Company.

(2) The sum of the numbers under the Exercisable and Unexercisable columns of this heading represents each named executive officer's total number of outstanding options.

(3) The dollar amounts shown under the Exercisable and Unexercisable columns of this heading represent the number of exercisable and unexercisable options, respectively, which were "in-the-money" on December 31, 1997, multiplied by the difference between the closing price of the Common Stock on December 31, 1997, which was $50.4375 per share, and the exercise price of the options. For purposes of these calculations, in-the-money options are those with an exercise price below $50.4375 per share.

LONG-TERM INCENTIVE PLAN

  The Compensation Committee of the Board of Directors determined that participants in the Company's Long-Term Incentive Plan (the "Incentive Plan") would not be eligible to earn any restricted stock during 1997 under the Incentive Plan. Accordingly, no shares of restricted stock were granted to or earned by the named executive officers under the Incentive Plan in 1997. After reviewing the long-term incentive plans of comparable companies, the Compensation Committee adopted a new Incentive Plan, and Proposal 4 in this proxy statement seeks stockholder approval of this new plan. See pages 22-23 for more information about the new Incentive Plan and the recommended stockholder approval.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Board of Directors during 1997 consisted of Georges C. St. Laurent, Jr. (chairman), Mary Johnston Evans, Frank R. Frame and Martha R. Ingram.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors (the "Committee"), comprised of four non-employee directors, establishes and monitors the total compensation program for the senior executives of the Company and its subsidiaries.

Compensation Philosophy for Executive Officers

  The Committee's philosophy is to provide compensation opportunities which are structured to be competitive when compared to manufacturing companies of similar size, including health care and non-health care companies. This philosophy is intended to assist the Company in attracting, retaining and motivating executives with superior leadership and management abilities. Consistent with this philosophy, the Committee reviews compensation data from surveys whose participants include the large companies in the Standard & Poor's Medical Products and Supplies Index and other large non-health care companies with which the Company and its subsidiaries compete for executive talent ("comparable companies"). Based on the survey data, the Committee determines a total compensation structure for each officer, including Mr. Loucks, consisting primarily of salary, cash bonus, restricted stock, and stock options. The proportions of these elements of compensation vary among the officers depending upon their levels of responsibility. The senior executive officers ordinarily receive a larger portion of their total compensation through performance-based incentive plans, which place a greater percentage of their compensation at risk while more closely aligning their interests with the interests of the Company's stockholders.

  The Committee's philosophy with respect to the $1 million cap on the tax-deductibility of executive compensation is to maximize the benefit of tax laws for the Company's stockholders by seeking performance-based exemptions and the related stockholder approval where consistent with the Company's compensation policies and practices. Proposals 3 and 4 in this proxy statement seek stockholder approval of the Company's 1998 Incentive Compensation Program and Long-Term Incentive Plan, respectively, for this purpose. See pages 18-23 for more information about these proposals and the recommended stockholder approvals.

Compensation Elements

  Salaries

  The Committee establishes salaries each year at a level intended to be competitive with the 50th percentile of salaries paid to executive officers in comparable companies. In addition, officer salaries are based on the officer's individual performance and experience in the position. For this reason, actual salaries for some executive officers are below the 50th percentile due to the Company's practice of adjusting salaries over time rather than immediately when there are promotions into executive officer positions.

  Cash Bonuses

  Bonuses are intended to provide executive officers with an opportunity to receive additional cash compensation (which, when combined with salary, provides total cash compensation up to the 60th percentile of total cash compensation paid to executives in comparable companies), but only if they earn it through achievement of specified Company performance goals. Each year, the Committee establishes a bonus range for each executive officer by utilizing the market data of comparable companies. The Committee also establishes Company performance goals and incorporates them in the officer cash bonus plan. After year-end results are reported, the Committee determines each officer's bonus based on the Company's achievement of the specified performance goals and the officer's individual performance. The Company outperformed its net income growth and operational cash flow goals for 1997. Consequently, actual bonuses for 1997 ranged from 80 percent to 120 percent of the high end of the executive officers' respective bonus ranges.

  Long-Term Incentives

  Since 1989, the Company has maintained a Long-Term Incentive Plan (the "Incentive Plan") in which all executive officers and other selected executives participate. The Incentive Plan has always been maintained under one of the Company's stockholder-approved compensation programs. The Incentive Plan incorporates performance-based restricted stock grants which participants are eligible to earn in annual installments if the Company achieves the specified Company performance goals established by the Committee and incorporated in the plan.

  For 1997, the Committee decided that no participants would be eligible to earn any restricted stock under the Incentive Plan. The 1997 plan hiatus gave the Committee the opportunity to conduct a comprehensive analysis of the Company's Incentive Plan compared to the long-term incentive opportunities offered by comparable companies. That review has now been completed, and the Committee has adopted a new Incentive Plan for the Company. Proposal 4 in this proxy statement seeks stockholder approval of the new Incentive Plan. See pages 22-23 for more information about the new Incentive Plan and the recommended stockholder approval.

  The new Incentive Plan incorporates a combination of performance-based restricted stock and stock options. The combined grant value of the restricted stock and stock options is intended to be competitive with the 67th percentile of the long-term incentive opportunities provided to the participants' counterparts in comparable companies. The mix of restricted stock and stock options also is designed to be competitive with comparable companies. Each plan participant's total long-term incentive opportunity represents a mix of approximately 35 percent performance-based restricted stock and 65 percent stock options. The restricted stock and stock options provided through the Incentive Plan are explained below.

  Restricted Stock

  Each participant in the Incentive Plan has a target number of restricted shares that can be earned annually if the Company achieves specified performance goals established by the Committee and incorporated in the plan. The number of shares earned is then adjusted up or down based on the Company's total rate of return to stockholders for the year compared to the total rate of return achieved by the Standard & Poor's Medical Products and Supplies Index for the same year. The shares ordinarily vest one year after they are earned, if the participant remains employed by the Company or one of its subsidiaries.

  Stock Options

  Stock options are granted annually to executive officers and the other participants in the Incentive Plan. The number of stock options granted to each executive officer and other participants in the Incentive Plan is determined in combination with the participant's annual target award of restricted stock based on market compensation data, as explained above under "--Long-Term Incentives." Stock options represent an additional vehicle for aligning management's and stockholders' interests, specifically motivating executives to remain focused on the market value of the Common Stock in addition to the specified performance goals in the cash bonus plan and Incentive Plan.

Mr. Loucks' 1997 Compensation

  Mr. Loucks participates in the same compensation plans provided to other executive officers. The Committee's general approach to setting Mr. Loucks' compensation is to be competitive with comparable companies and to have a majority of his compensation dependent on achievement of both Company performance goals established by the Committee and the performance of the Common Stock. All compensation actions relating to Mr. Loucks are subject to the approval of the Board. The actions described in this report have been approved.

  In 1997, Mr. Loucks received a salary increase for the first time since 1991. Until 1997, his salary was capped at its 1991 level, and his bonus was capped at its 1990 level, in exchange for 65,000 shares of performance based restricted stock which he earned over the five-year period beginning in 1992. The 65,000 earned shares vested on December 31, 1997. Mr. Loucks' salary for 1997, which was $819,000, was established based on the Committee's desire to target the 50th percentile of salaries paid to Mr. Loucks' counterparts in comparable companies.

  The Committee also determined that Mr. Loucks earned a bonus of $950,000 for 1997 because the Company outperformed its net income growth and operational cash flow goals for 1997. The Company's success in 1997 reflects Mr. Loucks' continued commitment to the Company's strategy of global expansion and technological innovation.

  Mr. Loucks, like other participants in the Incentive Plan, was not eligible to earn any portion of his annual target award of restricted stock in the Incentive Plan for 1997 performance, as explained above. Mr. Loucks' new annual target award of restricted stock in the new Incentive Plan is 15,200 shares. This represents a significant reduction from the annual target award of 28,100 shares under the prior Incentive Plan. The Committee approved this reduction in order to realign the incentives offered to participants in the Incentive Plan to provide more financial opportunity through stock options and less through restricted stock. The Committee believes that this realignment is consistent with the compensation practices of comparable companies. If the Incentive Plan is not approved by the Company's stockholders, it will be terminated and no awards under the Incentive Plan will be made to any of the named executive officers.

  Mr. Loucks also received a stock option for 107,000 shares of Common Stock in November 1997. The number of stock options granted to Mr. Loucks in 1997 was determined in combination with his new annual target award of restricted stock under the Incentive Plan, as explained in the preceding paragraph.

Relationship of Executive Compensation to Company Performance

  The Committee believes that management should be motivated and compensated based on the Company's financial and Common Stock performance. For this reason, the Committee has historically emphasized the goals of net income growth, operational cash flow and Common Stock performance when determining compensation for all executive officers, as explained above. The Committee believes that strong financial performance, as expressed by net income growth, operational cash flow and Common Stock performance, were the appropriate focus for 1997. For 1998, the Committee has added sales growth as a performance goal in the new Incentive Plan. The Common Stock returns improved in 1997 despite the continuing pressure on health-care costs. Total shareholder return, stock price plus dividend, rose 26 percent during 1997. Over the last four years, total shareholder return has increased at a compound annual growth rate of 27 percent--significantly higher than the Dow Jones Industrial Average and the Standard & Poor's 500.

                    Georges C. St. Laurent, Jr. (Chairman)
             Mary Johnston Evans  Frank R. Frame  Martha R. Ingram

PENSION PLAN, EXCESS PLANS AND SUPPLEMENTAL PLANS

  The following table shows estimated annual retirement benefits payable to participants in the Company's United States pension plan ("Pension Plan") whose employment terminates at normal retirement (age 65). The normal retirement benefit equals 1.75 percent of the average of an employee's five highest consecutive calendar years of earnings out of his or her last ten calendar years of earnings ("Final Average Pay"), multiplied by the employee's years of Pension Plan participation. In general, the earnings covered by the Pension Plan include salary, annual cash bonuses and other regular pay. The figures shown include benefits payable under the Pension Plan, the Company's related defined benefit excess pension plan and supplemental plans for certain individuals. The estimates assume that benefit payments begin at age 65 under a single life annuity form. The figures are net of the Social Security offset specified by the Pension Plan's benefit formula and therefore do not include Social Security benefits payable from the federal government. The primary Social Security amount used in the calculations is that payable for an individual attaining age 65 in 1997.

  Although age 65 is the normal retirement age under the Pension Plan, the Pension Plan has early retirement provisions based on a point system. Under the point system, each participant is awarded one point for each year of Pension Plan participation and one point for each year of age. Participants who terminate employment after accumulating at least 65 points, and who wait to begin receiving their Pension Plan benefits until they have 85 points, receive an unreduced Pension Plan benefit regardless of their actual age when they begin receiving their Pension Plan benefits.

                              PENSION PLAN TABLE

                               ESTIMATED ANNUAL RETIREMENT BENEFITS
                               YEARS OF PENSION PLAN PARTICIPATION(1)(2)
      FINAL AVERAGE     -------------------------------------------------------------
        PAY(1)(2)         15          20          25           30            35
-------------------------------------------------------------------------------------
        $ 300,000        74,400      99,200     124,100       148,900       173,900
          400,000       100,700     134,200     167,800       201,400       235,100
          500,000       126,900     169,200     211,600       253,900       296,400
          600,000       153,200     204,200     255,300       306,400       357,600
          700,000       179,400     239,200     299,100       358,900       418,900
          800,000       205,700     274,200     342,800       411,400       480,100
          900,000       231,900     309,200     386,600       463,900       541,400
        1,000,000       258,200     344,200     430,300       516,400       602,600
        1,100,000       284,400     379,200     474,100       568,900       663,900
        1,200,000       310,700     414,200     517,800       621,400       725,100
        1,300,000       336,900     449,200     561,600       673,900       786,400
        1,400,000       363,200     484,200     605,300       726,400       847,600
        1,500,000       389,400     519,200     649,100       778,900       908,900
        1,600,000       415,700     554,200     692,800       831,400       970,100
        1,700,000       441,900     589,200     736,600       883,900     1,031,400
        1,800,000       468,200     624,200     780,300       936,400     1,092,600
        1,900,000       494,400     659,200     824,100       988,900     1,153,900
        2,000,000       520,700     694,200     867,800     1,041,400     1,215,100
        2,100,000       546,900     729,200     911,600     1,093,900     1,276,400
-------------------------------------------------------------------------------------

(1) As of December 31, 1997, the named executive officers' years of Pension Plan participation and Final Average Pay for purposes of calculating annual retirement benefits payable under the Pension Plan are as follows:
    Mr. Loucks--31 years and $1,448,866; Mr. Kraemer--14 years and $506,446; Mr. Joseph--30 years and $461,008; Mr. McGinley--32 years and $450,002 and Mr. Staubitz--17 years and $426,635.
(2) Before 1995, Mr. McGinley managed operations of the Company's subsidiaries in Canada and Japan. While he resided in those two countries, he did not accrue benefits in the Pension Plan. In 1995, in recognition of Mr. McGinley's service for the Company outside the United States, the Company provided Mr. McGinley with a non-qualified and unfunded pension supplement. The pension supplement will provide Mr. McGinley with the difference between (i) his actual accrued benefits under the Pension Plan and the Company's

   Canadian Pension Plan and (ii) the benefit he would have accrued under the Pension Plan if his service in Canada and Japan were included in the Pension Plan. Also, the pension supplement provides him with five additional years of Pension Plan participation and five additional years of age. The 32 years of Pension Plan participation shown for Mr. McGinley includes the five additional years which he received through the pension supplement. The pension supplement is payable to Mr. McGinley at the same time he begins to receive his actual accrued benefit under the Pension Plan.

                         COMPANY FINANCIAL PERFORMANCE

  The following graph compares the performance of the Common Stock with the Standard & Poor's 500 Composite Index and the Standard & Poor's Medical Products and Supplies Index. The comparison of total return (change in year end stock price plus reinvested dividends) for each of the years assumes that $100 was invested on December 31, 1992 in each of the Company, the Standard & Poor's 500 Index and the Standard & Poor's Medical Index with investment weighted on the basis of market capitalization. The 1996 Company dividend includes the Allegiance Corporation stock dividend distributed in connection with the spin-off of Allegiance Corporation by the Company on September 30, 1996. Historical results are not necessarily indicative of future performance.

                         [GRAPHIC CHART APPEARS HERE]

                               12/92     12/93     12/94     12/95     12/96     12/97
--------------------------------------------------------------------------------------
  Baxter International Inc.    $100       $78       $94      $144      $164      $207
--------------------------------------------------------------------------------------
  S&P 500 Index                 100       110       112       153       189       252
--------------------------------------------------------------------------------------
  S&P Medical Products
   and Supplies Index           100        76        90       153       175       219

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16 of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to report to the SEC their ownership of the Company's equity securities when they are first elected, and to report subsequent changes in their ownership. Donald W. Joseph, an executive officer of one of the Company's principal subsidiaries, inadvertently filed a Form 4 late. The Form 4, which reported one transaction for the sale of Common Stock in August 1997, was filed in October 1997 instead of September 1997.

                        OWNERSHIP OF COMPANY SECURITIES

  The following table sets forth certain information with respect to the beneficial ownership of Common Stock by each director, nominee for director and named executive officer, individually, and by all directors, nominees for director and executive officers of the Company as a group, as of February 20, 1998. As of that date, no director, nominee for director or named executive officer beneficially owned more than 1.0% of the outstanding Common Stock. All directors, nominees for director and executive officers as a group owned approximately 1.3% of the outstanding shares of Common Stock as of February 20, 1998. Except as otherwise indicated in the footnotes to the table, each individual has sole investment and voting power with respect to the shares of Common Stock set forth in the table. There are no outstanding equity securities of the Company other than its Common Stock.

                                           NUMBER OF SHARES OF
                                              COMMON STOCK
                                              BENEFICIALLY
          NAME OF BENEFICIAL OWNER           OWNED(1)(2)(3)
               ------------------------------------------------
          Walter E. Boomer                          4,260
          Pei-yuan Chia                             4,380(4)
          John W. Colloton                          6,398(5)
          Susan Crown                              17,000(6)
          Mary Johnston Evans                       7,134
          Frank R. Frame                            4,565
          Martha R. Ingram                         36,000
          Donald W. Joseph                        243,466(5)
          Harry M. Jansen Kraemer, Jr.            282,677(4)(5)
          Arnold J. Levine, Ph.D.                   6,386(5)
          Vernon R. Loucks Jr.                    728,665(5)
          Jack L. McGinley                        224,735
          Georges C. St. Laurent, Jr.             255,165
          Arthur F. Staubitz                      178,346(4)
          Monroe E. Trout, M.D.                     5,100(7)
          Reed V. Tuckson, M.D.                     4,130
          Fred L. Turner                            9,539
          All directors, nominees and
           executive officers as a group
           (34 persons)                         3,558,411(4)(5)
               ------------------------------------------------

(1) Includes shares issuable pursuant to stock options exercisable within 60 days of February 20, 1998 as follows: Mr. Joseph--63,887 shares; Mr. Kraemer--67,560 shares; Mr. Loucks--172,748 shares; Mr. McGinley--56,222 shares; Mr. Staubitz--35,441 shares; and all directors, nominees and executive officers as a group--988,558 shares.

(2) Includes shares which the individual has a right to acquire within 60 days of February 20, 1998 pursuant to his or her participation in the Company's Employee Stock Purchase Plan as follows: Mr. Joseph--190 shares; Mr. Kraemer--280 shares; Mr. Loucks--90 shares; Mr. McGinley--190 shares; Mr. Staubitz--180 shares; and all directors, nominees and executive officers as group--2,675 shares.

(3) Includes shares beneficially owned as of January 31, 1998 by executive officers under the Company's Incentive Investment Plan, a qualified 401(k) profit sharing plan, over which such executive officers have voting and investment power.

(4) Includes shares held in joint tenancy with spouse over which the named individual shares investment and voting power as follows: Mr. Chia--1,000 shares; Mr. Kraemer--37,258 shares; Mr. Staubitz--23,388 shares; and all directors, nominees and executive officers as a group--195,911 shares.

(5) Includes shares not held directly by the named individual but held by or for the benefit of their spouses or minor children as follows: Mr. Colloton--1,080 shares; Mr. Joseph--1,790 shares; Mr. Kraemer--170 shares; Dr. Levine--2,200 shares; Mr. Loucks--3,750 shares; and all directors, nominees and executive officers as a group--15,162 shares.

(6) Includes 4,000 shares held in a trust of which Ms. Crown is a co-trustee and 1,000 shares held by a family partnership of which Ms. Crown is a partner. Ms. Crown disclaims beneficial ownership of these shares.

(7) Includes 3,100 shares held in a family trust with respect to which Dr. Trout disclaims beneficial ownership.

  As of December 31, 1997, the following persons were the beneficial owners of five percent or more of the Company's Common Stock:

                                             AMOUNT AND      PERCENT
    NAME AND ADDRESS OF BENEFICIAL           NATURE OF         OF
    OWNER                               BENEFICIAL OWNERSHIP  CLASS
   -----------------------------------------------------------------
    FMR Corp. (1)                            15,768,263       5.63%
    Edward C. Johnson III
    Abigail P. Johnson
    82 Devonshire Street
    Boston, Massachusetts 02109

    Putnam Investments, Inc. (2)             14,882,127       5.00%
    Putnam Investment Management, Inc.
    The Putnam Advisory Company, Inc.
    One Post Office Square
    Boston, Massachusetts 02109
   -----------------------------------------------------------------

(1) Based solely on information contained in the Schedule 13G filed with the SEC by FMR Corp. ("FMR") on behalf of itself, Edward C. Johnson III and Abigail P. Johnson. FMR reported that it had sole power to (a) vote or direct the vote of 999,543 shares and (b) dispose or direct the disposition of 15,768,263 shares. Pursuant to the rules under the Exchange Act, FMR is deemed to be the beneficial owner of the shares shown because it is the parent company of various investment management companies which exercise discretionary investment management authority over accounts holding such shares. No managed account alone owns more than 5% of the Common Stock. Edward C. Johnson III and Abigail P. Johnson may be deemed to be beneficial owners of the shares shown because of their ownership of FMR Class B Common Stock and the executive or director positions they hold with FMR.

(2) Based solely on information contained in the Schedule 13G filed with the SEC by Putnam Investments, Inc. ("PI") on behalf of itself, its parent company, Marsh & McLennan Companies Inc. ("MMC"), and two investment management subsidiaries of PI, Putnam Investment Management, Inc. ("PIM") and The Putnam Advisory Company, Inc. ("PAC"). PI and PAC reported that they had shared power to vote or direct the vote of 144,235 shares, and PI, PIM and PAC reported that they had shared power to dispose or direct the disposition of 14,882,127 shares. MMC reported no beneficial ownership of any of these shares. Pursuant to the rules under the Exchange Act, PI, PIM and PAC are deemed to be the beneficial owners of the shares shown because PIM and PAC have dispository power over these shares as investment managers, and PAC has shared voting power with various mutual funds over the shares held by each fund.

              PROPOSAL 2 -- APPOINTMENT OF INDEPENDENT ACCOUNTANT

  The Board has reappointed Price Waterhouse LLP as independent accountant for the Company in 1998. The Board recommends that the appointment be ratified. If the resolution is not adopted, the Board will consider the selection of another public accounting firm for 1998 and future years.

  Fees for services performed by Price Waterhouse LLP during 1997 related to the audit of the consolidated annual financial statements, including statutory audits of foreign subsidiaries, aggregated approximately $2.6 million. In addition to the audit of the consolidated financial statements, Price Waterhouse LLP performed other audit related services, including: audits of employee benefit plans, limited reviews of quarterly financial information, reviews of officers' compensation, assistance with regulatory filings, acquisition and divestiture reviews, and consultations in connection with various financial reporting and accounting matters. Fees for these other audit related services in 1997 aggregated approximately $836,000, and fees for other consulting services in 1997 aggregated approximately $3.4 million.

  A representative from Price Waterhouse LLP will attend the 1998 Annual Meeting and will be prepared to respond to questions. The representative may make a statement at the meeting if he or she so desires.

  The Board of Directors recommends a vote FOR ratification of the selection of Price Waterhouse LLP as independent accountant for 1998.

       PROPOSAL 3 -- ADOPTION OF THE 1998 INCENTIVE COMPENSATION PROGRAM

  On February 17, 1998, the Board of Directors adopted the 1998 Incentive Compensation Program (the "Program"), subject to approval by the Company's stockholders. The Program is essentially identical to the 1994 Incentive Compensation Program, which the Company's stockholders approved at the 1994 Annual Meeting of Stockholders. The complete text of the Program is included as Exhibit A to this proxy statement. The following summary of the Program is qualified in its entirety by reference to the complete text.

GENERAL

  The purpose of the Program is to increase stockholder value and to advance the interests of the Company by providing a variety of economic incentives ("Incentives") designed to attract, retain and motivate employees of the Company. Incentives may consist of the following: (a) stock options; (b) restricted stock; (c) stock awards; (d) performance shares; and (e) other incentives, including cash. Incentives may be granted to any employee of the Company (including directors of the Company who are also employees of the Company) selected from time to time by the Committee. As of December 31, 1997, the Company had approximately 41,600 employees.

  The Program will be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee must consist of two or more directors who qualify as disinterested persons under Rule 16b-3 of the Exchange Act and as outside directors under Section 162(m) of the Internal Revenue Code, as amended (the "Code"). Section 162(m) prevents a publicly-traded corporation from taking a tax deduction for certain compensation in excess of $1 million per year which it or any subsidiary pays to specified executives. Those specified executives are the Chief Executive Officer and the four next most highly compensated executive officers for whom proxy disclosure is required ("Covered Employees"). Certain compensation, including compensation based on the attainment of performance goals, is excluded from the deduction limit and, therefore, is deductible even if it exceeds $1 million per year. To qualify for this performance-based exemption, the material terms pursuant to which the compensation is to be paid, including the performance goals and the maximum amount payable to the Covered Employees, must be approved by the stockholders before payments are made.

  The number of shares of Common Stock which may be issued under the Program may not exceed 10,000,000 shares. This represents approximately 3.6% of the outstanding shares of Common Stock on March 6, 1998. The closing market price of the Common Stock on March 6, 1998 was $55.375 per share.

STOCK OPTIONS

  Under the Program, the Committee may grant non-qualified and incentive stock options to eligible employees to purchase shares of Common Stock from the Company. The Program gives the Committee discretion, with respect to any such stock option, to determine the number and purchase price of the shares subject to the option, the term of each option and the time or times during its term when the option becomes exercisable, subject to the following limitations. No stock option may be granted with a purchase price less than the fair market value of the shares subject to the option on the date of grant. The term of a non-qualified option may not exceed 10 years and one day from the date of grant. The term of an incentive stock option may not exceed ten years from the date of the grant, and no incentive stock option may be transferred other than by will or the laws of descent and distribution. No person may receive, in any calendar year, stock options which, in the aggregate, represent more than 500,000 shares of Common Stock. Payment of the option price will be made in such form and manner as the Committee may approve.

RESTRICTED STOCK

  Restricted stock consists of the sale or transfer by the Company to an eligible employee of one or more shares of Common Stock which are subject to restrictions on their sale or other transfer by the employee. The price, if any, at which restricted stock will be sold will be determined by the Committee, and it may vary from time to time and among employees and may require no payment or be less than the fair market value of the shares at the date of sale. All shares of restricted stock granted to executive officers of the Company and its principal subsidiaries will be subject to the attainment of performance goals designed to satisfy the requirements under Section 162(m) of the Code and other restrictions as the Committee may determine. Subject to these restrictions and the other requirements of the Program, a participant receiving restricted stock will have the rights of a stockholder (including voting and dividend rights) as to those shares only to the extent the Committee designates such rights at the time of the grant. No person may receive, in any calendar year, more than 50,000 shares of restricted stock. The Committee, in its sole discretion, may substitute cash for shares of Common Stock otherwise required to be distributed.

STOCK AWARDS

  Stock awards consists of the transfer by the Company to an eligible employee of shares of Common Stock, without payment, as additional compensation for his or her services to the Company or a subsidiary of the Company. Stock awards are subject to the following limitations. No executive officers of the Company or its principal subsidiaries may receive a stock award, and no person eligible to receive a stock award may receive a stock award representing more than 2,500 shares of Common Stock in any calendar year.

PERFORMANCE SHARES

  Performance shares consist of the grant by the Company to an eligible employee of a contingent right to receive payment of shares of Common Stock. Each performance share entitles the participant to one share of Common Stock, subject to the attainment of performance goals and other terms and conditions specified by the Committee. The performance shares will be paid in shares of Common Stock (or cash, in the discretion of the Committee) to the extent performance goals set forth in the grant are achieved. All performance shares granted to executive officers of the Company and its principal subsidiaries will be subject to the attainment of performance goals designed to satisfy the requirements under Section 162(m) of the Code. The number of shares granted and the performance goals will be determined by the Committee. No person may receive, in any calendar year, more than 50,000 performance shares.

OTHER INCENTIVES

  Other Incentives may consist of a payment in cash or in kind by the Company to an eligible employee as additional compensation for his or her services to the Company or a subsidiary of the Company. The form, amount and the terms and conditions of other Incentives will be determined by the Committee. All other Incentives granted to executive officers of the Company and its principal subsidiaries will be subject to the attainment of performance goals designed to satisfy the requirements under Section 162(m) of the Code.

SECTION 162(M) PERFORMANCE GOALS

  Under the Program, all grants of restricted stock, performance shares, and other Incentives granted to executive officers of the Company and its principal subsidiaries will be subject to the attainment of performance goals in compliance with the provisions of Section 162(m) of the Code. The regulations under Section 162(m) require the performance goals related to grants under the Program to be approved separately by the Company's stockholders. The Company expects to submit, for stockholder approval, the performance goals related to grants under the Program, to the extent that stockholder approval is required under Section 162(m). No grants have been made under the Program.

NON-TRANSFERABILITY OF MOST INCENTIVES

  No restricted stock, performance share or other Incentive granted under the Program will be transferable by its holder, except in the event of the holder's death, by will or the laws of descent and distribution. Non-qualified stock options may be transferred by the holder to the limited extent authorized by the rules and procedures established by the Committee from time to time or by will or the laws of descent and distribution.

AMENDMENT OF THE PROGRAM

  The Board of Directors may amend or discontinue the Program at any time. However, no amendment or discontinuance may (a) alter or impair, without the consent of the recipient, an Incentive previously granted or (b) result in a change which would disqualify awards made under the Program from the exemption provided by Rule 16b-3 of the Exchange Act. In addition, the Board of Directors may not amend the Program without approval of the Company's stockholders to the extent such approval is required by law, agreement or any exchange on which the Common Stock is traded.

ACCELERATION OF INCENTIVES

  In the event of a change in control of the Company (as specified in the Program), the restrictions on all outstanding shares of restricted stock will lapse immediately, all outstanding stock options will become exercisable immediately and all performance goals will be deemed to be met and payment made immediately. The change in control provision in the Program is identical to the change in control provision in the 1994 Incentive Compensation Program.

FEDERAL INCOME TAX CONSEQUENCES

  Under existing federal income tax provisions, an employee who receives a stock option or performance shares under the Program or who purchases or receives shares of restricted stock under the Program will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes in the year such incentive is granted. An employee who receives a stock award under the Program consisting of shares of Common Stock will realize ordinary income in the year of the award in an amount equal to the fair market value of the shares of Common Stock covered by the award on the date it is made, and the Company will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income. An employee who receives a cash award will realize ordinary income at the time the award is paid equal to the amount received, and the amount of the cash is expected to be deductible by the Company.

  When a non-qualified stock option granted pursuant to the Program is exercised, the employee will realize ordinary income measured by the difference between the aggregate purchase price of the shares of Common Stock as to which the option is exercised and the aggregate fair market value of shares of the Common Stock on the exercise date, and the Company will be entitled to a deduction in the year the option is exercised equal to the amount the employee is required to treat as ordinary income.

  Options which qualify as incentive stock options are entitled to special tax treatment. Because the capital gains rate is currently lower than the highest individual rate, there are income tax advantages to receiving incentive stock options rather than non-qualified options. Incentive stock options must be exercised within ten years after the grant date or they expire. Incentive stock options are not transferable, other than by will or the laws of descent and distribution, and are exercisable, during the optionee's lifetime, only by the optionee. Under existing federal income tax law, if shares purchased pursuant to the exercise of an incentive stock option are not disposed of by the optionee within two years from the date of the option grant or within one year after the transfer of the shares to the optionee, whichever is longer, then (i) the optionee recognizes no income upon the exercise of the option; (ii) any gain or loss will be recognized by the optionee only upon ultimate disposition of the shares and, assuming the shares constitute capital assets in the optionee's hands, will be treated as a long-term capital gain or loss; (iii) the optionee's basis in the shares purchased will equal the amount of cash paid for such shares; and (iv) the Company will not be entitled to a federal income tax deduction in connection with the exercise of the option. The Company understands that the difference between the option price and the fair market value of the shares acquired upon exercise of an incentive stock option will be treated as an "item of tax preference" for purposes of the alternative minimum tax. In addition, incentive stock options exercised more than three months after retirement are treated as non-qualified options.

  The Company further understands that if the optionee disposes of the shares acquired by exercise of an incentive stock option before expiration of the holding period described above, the optionee must treat as ordinary income in the year of that disposition an amount equal to the difference between the optionee's basis in the shares and the lesser of the fair market value of the shares on the date of exercise or the selling price. In addition, the Company will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income.

  If the exercise price of an option is paid by surrender of previously owned shares, the basis of the shares received in replacement of the previously owned shares is carried over. If the option is a nonstatutory option, the gain recognized on exercise is added to the basis. If the option is an incentive stock option, the optionee will recognize gain if the shares surrendered were acquired through the exercise of an incentive stock option or through the Company's employee stock purchase plan and have not been held for the applicable holding period. This gain will be added to the basis of the shares received in replacement of the previously owned shares.

  An employee who receives restricted stock or performance shares will normally realize taxable income on the date the shares become transferable or no longer subject to a substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will equal the amount by which the fair market value of the shares of Common Stock on the date such restrictions lapse (or any earlier date on which the shares are disposed of) exceeds their purchase price, if any. An employee may elect, however, to include in income in the year of purchase or grant the excess of the fair market value of the shares of Common Stock (without regard to any restrictions) on the date of purchase or grant over its purchase price. The Company expects to be entitled to a deduction for compensation paid in the same year and in the same amount as income is realized by the employee.

  The Board of Directors recommends a vote FOR adoption of the 1998 Incentive Compensation Program.

               PROPOSAL 4 -- ADOPTION OF LONG-TERM INCENTIVE PLAN

  The Committee has adopted the Long-Term Incentive Plan (the "Incentive Plan"), which provides for a combination of performance-based restricted stock and stock option awards to valued employees of the Company who are selected by the Committee. The Incentive Plan was adopted in November 1997, subject to stockholder approval in compliance with the provisions of Section 162(m) of the Code.

  The principal features of the Incentive Plan are described below. The Incentive Plan is included as Exhibit B to this proxy statement. The following summary of the Incentive Plan is qualified in its entirety by reference to the complete text. The Incentive Plan was adopted pursuant to the Baxter International Inc. 1994 Incentive Compensation Program, which was approved by the Company's stockholders at the 1994 Annual Meeting of Stockholders. If the Incentive Plan is not approved by the Company's stockholders, it will be terminated and no awards under the Incentive Plan will be made to any Covered Employee.

  From time to time, the Committee establishes an annual target number of shares of restricted stock (an "Annual Target Award") that can be earned by each participant in the Incentive Plan. On or before March 31, of each year, the Committee establishes Company performance goals for the year and the method for determining the percentage of each participant's Annual Target Award that is earned by the participant based upon the extent to which the Company achieves the performance goals, which are described below. After year-end results are reported, the Committee determines the percentage, if any, of each participant's Annual Target Award that is earned for that year, based on its certification of the extent to which the Company achieved the Company performance goals for the year. The percentage earned is then adjusted up or down based on the Company's total rate of return to stockholders for the year compared to the total rate of return achieved by the Standard & Poor's Medical Products and Supplies Index for the same year. The Committee has the discretion to reduce the percentage of a participant's Annual Target Award otherwise earned by such participant, consistent with Section 162(m) of the Code and the regulations thereunder. No participant may earn more than

50,000 shares of restricted stock under the Incentive Plan in any year during which the participant is considered a Covered Employee within the meaning of
Section 162(m) of the Code. Shares of restricted stock are earned as of December 31 of the year in which the Company achieves the Company performance goals incorporated in the Incentive Plan. Although participants are eligible to earn shares annually, the actual performance period incorporated in the Incentive Plan is a rolling multi-year period that ends each December 31. Shares which have been earned ordinarily vest on December 31 of the year following the year in which they are earned. When a participant's rights to restricted stock become vested, the participant is entitled to shares of Common Stock, free and clear of all restrictions.

  The number of stock options granted annually to each participant in the Incentive Plan is determined in combination with the participant's Annual Target Award of restricted stock based on market compensation data, as explained above. The Committee also has discretion to determine the number, type and terms of any stock options to be awarded to participants in the Incentive Plan, subject to the following limitations. Each stock option will expire no later than ten years and one day after the date it is granted. The option price per share for any stock option awarded under the Incentive Plan may not be less than the fair market value of a share of Common Stock on the date the stock option is awarded. No participant may be awarded options under the Incentive Plan which, in the aggregate, represent more than 500,000 shares of Common Stock in any calendar year.

  In November 1997, the Committee adopted Company performance goals under the Incentive Plan. The Company performance goals for 1998 measure sales growth and average annual operational cash flow generated over the three-year period ending December 31, 1998. The named executives officers' Annual Target Awards and target number of annual stock options for 1998 are as follows: Mr. Loucks-- 15,200 shares of restricted stock and 107,000 stock options; Mr. Kraemer--6,000 shares of restricted stock and 42,400 stock options; Mr. Joseph--3,500 shares of restricted stock and 25,000 stock options; Mr. McGinley--3,500 shares of restricted stock and 25,000 stock options; and Mr. Staubitz--3,000 shares of restricted stock and 20,000 stock options. There are a total of 175 participants in the Incentive Plan for 1998, including the named executive officers. The aggregate 1998 Annual Target Awards and target number of annual stock options for all 175 participants are 212,300 shares of restricted stock and 1,485,300 stock options, including 42,900 shares of restricted stock and 297,000 stock options for executive officers as a group (excluding the named executive officers listed above) and 138,200 shares of restricted stock and 968,500 stock options for non-executive participants as a group.

  For 1999 and future years, the Committee will establish Company performance goals under the Incentive Plan which will include one or more of the following performance measures: net income growth, operational cash flow, sales growth, the Common Stock price, earnings per share, total shareholder return, and inventory turns. Currently, it is not possible to determine the number of participants or participant Annual Target Awards and target number of stock options under the Incentive Plan for 1999 and future years.

  The Committee may amend or terminate the Incentive Plan at any time. No amendment which requires stockholder approval to maintain the Incentive Plan's compliance with Section 162(m) of the Code will be effective unless the necessary stockholder approval is received.

  For a description of the federal income tax consequences to the Company and participants in the Incentive Plan of the options and restricted stock issuable under the Incentive Plan, please see "Proposal 3--Adoption of the 1998 Incentive Compensation Program--Federal Income Tax Consequences" above.

  The Board recommends a vote FOR adoption of the Long-Term Incentive Plan.

    PROPOSAL 5 -- STOCKHOLDER PROPOSAL RELATING TO CUMULATIVE VOTING IN THE
                             ELECTION OF DIRECTORS

  The Company has been informed that the following stockholder proposal will be presented for a vote at the 1998 Annual Meeting. The Board recommends a vote AGAINST the proposal; its reasons follow the stockholder's proposal and supporting statement.

STOCKHOLDER PROPOSAL

  The Company has been advised that Margaret R. and/or John J. Gilbert, 29 East 64th Street, New York, New York 10021-7043, as co-trustees under the will of Minnie D. Gilbert and as beneficial owners of 50 shares of Common Stock, and/or Martin Glotzer, 7061 N. Kedzie, Chicago, Illinois 60645, as the owner of 50 shares of Common Stock will have the following resolution presented at the annual meeting:

  RESOLVED: That the stockholders of Baxter International Inc., assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

STOCKHOLDER'S STATEMENT SUPPORTING THE PROPOSED RESOLUTION

  Continued very strong support along the lines we suggest were shown at the last annual meeting when 32%, 4,889 owners of 67,079,054 shares, were cast in favor of this proposal. The vote against included 3,724 unmarked proxies.

  California law still requires that unless stockholders have voted not to have cumulative voting they will have it. Ohio also has the same provision.

  The National Bank Act provides for cumulative voting. In many cases companies get around it by forming holding companies without cumulative voting. Banking authorities have the right to question the capability of directors to be on banking boards. In many cases authorities come in after and say the director or directors were not qualified. We were delighted to see the SEC has finally taken action to prevent bad directors from being on boards of public companies. The SEC should have hearings to prevent such persons from becoming directors before they harm investors.

  Many successful corporations have cumulative voting. Example, Pennzoil defeated Texaco in that famous case. Texaco's recent problems might have also been prevented with cumulative voting, getting directors on the board to prevent such things. Ingersoll-Rand, also having cumulative voting, won two awards. FORTUNE magazine ranked it second in its industry as "America's Most Admired Corporations" and the WALL STREET TRANSCRIPT noted "on almost any criteria used to evaluate management, Ingersoll-Rand, excels." In 1994 and 1995 they raised their dividend.

  Lockheed-Martin, as well as VWR Corporation, now have a provision that if anyone has 40% or more of the shares cumulative voting applies; it does apply at the latter company.

  In 1995 American Premier adopted cumulative voting. Allegheny Power System tried to take away cumulative voting, as well as put in a stagger system, and stockholders defeated it, showing stockholders are interested in their rights. Also, Hewlett Packard, a very successful company, has cumulative voting.

  If you agree, please mark your proxy for this resolution; otherwise it is automatically cast against it, unless you have marked to abstain.

BOARD OF DIRECTORS' STATEMENT OPPOSING STOCKHOLDER RESOLUTION

  The Board believes that cumulative voting for the election of directors would not serve the best interests of the Company and its stockholders. Accordingly, the Board recommends a vote AGAINST the proposed resolution for the reasons explained below.

  The Board firmly believes that cumulative voting would threaten to undermine effective Board functioning in at least two important respects. First, it is the Board's duty to represent the interests of all of the stockholders. To do so, each director must feel a responsibility toward all stockholders, without any special loyalty to any one group. From this perspective, cumulative voting is undesirable since directors elected by a particular group of stockholders may be principally concerned with representing the interests of the narrow constituency that elected them rather than representing the interests of all stockholders. Directors should be elected based on their ability and commitment to represent the best interests of the Company and its stockholders as a whole. This tenet is best served when each director is elected by a majority vote of the stockholders.

  Second, cumulative voting introduces the possibility of partisanship among Board members, which could undermine the ability of the Board to work together effectively. If narrow constituencies of stockholders were to elect "special interest" directors through cumulative voting, the resulting inability of those directors to exercise independent judgment could impair the Board's sound analysis and timely conduct of the Company's business, to the detriment of the Company and all of its stockholders. The variety and complexity of issues facing the Company require that no actual or apparent "special influence" bring into question the objectivity of the Board's insight, perspective or counsel.

  The possibility of factionalism that cumulative voting presents has lead to a trend against its adoption. Many companies have eliminated cumulative voting over the years and, overall, its presence has declined. The State of California, considered among the most protective of stockholder interests, amended its state laws in 1989 to permit the repeal of cumulative voting. In supporting the change, the Committee on Corporations of the Business Law Section of the State Bar of California argued:

  "While a healthy diversity of opinion and experience, as represented by independent directors, is desirable, factionalism is not appropriate in the board's essential executive function. The principal objective of a business enterprise should be profit and gain for its shareholders, not political accommodation of competing interests . . . Practical experience has shown that effective management of a corporation requires candor and consensus in the Boardroom, [not] rancor and contention."

  No reason has been given, and the Board knows of none, why the present method of voting should not continue to work as successfully in the future as it has in the past. Twelve of Baxter's fourteen Board members are independent non-employee directors, and the Board's Planning and Organization Committee, which assists and advises the Board in connection with Board membership, consists solely of non-employee directors. This ensures that the Board will continue to act independently and in the best interests of all of the Company's stockholders. The Board encourages stockholders to present director candidates to the Planning and Organization Committee. A summary of the process by which stockholders may present director candidates is included on page 2 of this proxy statement.

  For all of these reasons, the Board recommends a vote AGAINST cumulative voting in the election of directors.

                          FUTURE STOCKHOLDER PROPOSALS

  From time to time stockholders present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at the annual meeting. To be included in the proxy statement for the 1999 annual meeting, proposals must be received by the Company no later than November 20, 1998.

  Stockholders may present proposals which are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the stockholder must comply with the procedures specified by the Company's bylaws. The Company's bylaws require all stockholders who intend to make proposals at an annual stockholders meeting to submit their proposals to the Company 60 to 90 days before the anniversary date of the previous year's annual meeting. To be eligible for consideration at the 1999 annual meeting, proposals which have not been submitted by the deadline for inclusion in the proxy statement must be received by the Company between February 4 and March 6, 1999. The provision is intended to allow all stockholders to have an opportunity to consider business expected to be raised at the meeting.

                           COST OF PROXY SOLICITATION

  The Company will bear the costs of soliciting proxies. In addition to use of the mails, proxies may be solicited by directors, officers and employees of the Company personally, by telephone or by telegram. Such persons will not be specially compensated for such solicitation. The Company will request banks and brokers to solicit their customers who have Common Stock registered in their names or the names of their nominees and will reimburse such banks and brokers for their reasonable out-of-pocket costs.

  In addition, the Company has retained Georgeson & Co. Inc., 88 Pine Street, New York, New York 10005 to aid in soliciting proxies from brokers, bank nominees and other institutional owners by personal interview, telephone, telegram or mail. The Company will pay Georgeson & Co. Inc. $12,500 for stockholder solicitation and distribution of proxy materials and will reimburse it for expenses.

                                 OTHER BUSINESS

  The Company is not aware of any business to be presented at the 1998 Annual Meeting other than the matters described above. If a stockholder vote is necessary to transact any other business at the meeting, the proxyholders intend to vote their proxies in accordance with their best judgment related to such business.

By order of the Board of Directors,

/s/ Jan Stern Reed
-----------------------
Jan Stern Reed
Corporate Secretary

Deerfield, Illinois
March 20, 1998

                                                                      EXHIBIT A

                           BAXTER INTERNATIONAL INC.
                      1998 INCENTIVE COMPENSATION PROGRAM

1. PURPOSE. The purpose of the Baxter International Inc. 1998 Incentive Compensation Program ("Program") is to increase stockholder value and to advance the interests of Baxter International Inc. ("Baxter") and its subsidiaries (collectively, the "Company") by providing a variety of economic incentives designed to attract, retain and motivate employees. As used in this Program, the term "subsidiary" means any business, whether or not incorporated, in which Baxter has a direct or indirect ownership interest.

2.    ADMINISTRATION.

2.1 ADMINISTRATION BY COMMITTEE. The Program shall be administered by the Compensation Committee of the Baxter Board of Directors ("Committee"), which shall consist of two or more non-employee directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended ("Exchange Act") who also qualify as outside directors within the meaning of Section 162(m) and the related regulations under the Internal Revenue Code of 1986, as amended, except as otherwise determined by the Board of Directors. The Board of Directors may also exercise any or all authority otherwise delegated to the Committee under the terms of the Program with respect to the grant or administration of incentives.

2.2 AUTHORITY. Subject to the provisions of the Program, the Committee shall have the authority to (a) interpret the provisions of the Program, and prescribe, amend, and rescind rules and procedures relating to the Program, (b) grant incentives under the Program, in such forms and amounts and subject to such terms and conditions as it deems appropriate, including, without limitation, incentives which are made in combination with or in tandem with other incentives (whether or not contemporaneously granted) or compensation or in lieu of current or deferred compensation, (c) modify the terms of, cancel and reissue, or repurchase outstanding incentives, subject to subsection 11.9(b), (d) prescribe the form of agreement, certificate or other instrument evidencing any incentive under the Program, (e) correct any defect or omission and reconcile any inconsistency in the Program or in any incentive hereunder, and (f) make all other determinations and take all other actions as it deems necessary or desirable for the administration of the Program; provided, however, that in no event shall the Committee cancel any outstanding stock option for the purpose of reissuing an option to the option holder at a lower exercise price. The determination of the Committee on matters within its authority shall be conclusive and binding on the Company and all other persons. The Committee shall comply with all applicable law in administering the Plan.

3. PARTICIPATION. Subject to the terms and conditions of the Program, the Committee shall determine and designate from time to time the employees of the Company (including employees who are directors of Baxter) who shall receive incentives under the Program ("Participants"). All employees of the Company are eligible to receive incentives under the Program. Participation, the grant of incentives and any related performance goals for persons subject to section 16(a) of the Exchange Act must be approved by the Committee. The Committee's authority with respect to participation, the grant of incentives and related performance objectives for others (persons not subject to section 16(a)) may be delegated.

4.    SHARES SUBJECT TO THE PROGRAM.

4.1 NUMBER OF SHARES RESERVED. Shares of common stock, $1.00 par value, of Baxter ("Common Stock") shall be available for incentives under the Program. To the extent provided by resolution of the Baxter Board of Directors, such shares may be uncertificated. Subject to adjustment in accordance with subsections 4.3 and 4.4, the aggregate number of shares of Common Stock available for incentives under the Program shall be 10,000,000 shares.

4.2 TYPE OF COMMON STOCK. Common Stock issued under the Program in connection with Stock Options and Performance Shares may be authorized and unissued shares or issued shares held as treasury shares. Common Stock issued under the Program in connection with Restricted Stock or Stock Awards shall be issued shares held as treasury shares; provided, however, that authorized and unissued shares may be issued in connection with Restricted Stock or Stock Awards to the extent that the Committee determines that past services of the Participant constitute adequate consideration for at least the par value thereof.

4.3   REUSAGE OF SHARES.

    (a) In the event of the exercise or termination (by reason of forfeiture, expiration, cancellation, surrender or otherwise) of any incentive under the Program, that number of shares of Common Stock that was subject to the incentive but not delivered shall again be available for incentives under the Program.

    (b) In the event that shares of Common Stock are delivered under the Program as Restricted Stock or pursuant to a Stock Award and are thereafter forfeited or reacquired by the Company pursuant to rights reserved upon the award thereof, such forfeited or reacquired shares shall again be available for incentives under the Program.

    (c) Notwithstanding the provisions of paragraphs (a) or (b), the following shares of Common Stock shall not be available for reissuance under the Program: (1) shares which are withheld from any award or payment under the Program to satisfy tax withholding obligations (as described in subsection 11.5(e)); (2) shares which are surrendered to fulfill tax obligations (as described in subsection 11.5(e)); and (3) shares which are surrendered in payment of the Option Price (as defined in subsection 5.1) upon the exercise of a Stock Option.

4.4 ADJUSTMENTS TO SHARES RESERVED. In the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, stock split, reverse stock split, exchange, or other distribution with respect to shares of Common Stock or other change in the corporate structure or capitalization affecting the Common Stock, the type and number of shares of stock which are or may be subject to incentives under the Program, the terms of any outstanding incentives (including the price at which shares of stock may be issued pursuant to an outstanding incentive) and the limitations set forth in Sections 5.1, 6, 7.1, and 8.1 shall be equitably adjusted by the Committee, in its sole discretion, to preserve the value of incentives awarded or to be awarded to Participants under the Program.

5.    STOCK OPTIONS.

5.1 AWARDS. Subject to the terms and conditions of the Program, the Committee shall designate the employees to whom options to purchase shares of Common Stock ("Stock Options") are to be awarded under the Program and shall determine the number, type, and terms of the Stock Options to be awarded to each of them. Stock Option awards are subject to the following specific limitations. Each Stock Option shall expire on the earlier of the date provided by the option terms or the date which is 10 years and one day after the date of grant. The option price per share ("Option Price") for any Stock Option awarded shall not be less than the greater of par value or the Fair Market Value of a share of Common Stock on the date the Stock Option is awarded. Each Stock Option awarded under the Program shall be a "nonqualified stock option" for tax purposes unless the Stock Option satisfies all of the requirements of section 422 of the Internal Revenue Code of 1986, as amended, and the Committee designates such Stock Option as an "Incentive Stock Option". No person shall receive, in any calendar year, Stock Options which, in the aggregate, represent more than 500,000 shares of Common Stock, subject to adjustment as set forth in Section 4.4.

5.2 MANNER OF EXERCISE. A Stock Option may be exercised, in whole or in part, by giving written notice to Baxter prior to the date on which the Stock Option expires; provided, however, that a Stock Option may only be exercised with respect to whole shares of Common Stock. Such notice shall specify the number of shares of Common Stock to be purchased and shall be accompanied by payment of the Option Price for such shares in such form and manner as the Committee may from time to time approve.

6. STOCK AWARDS. Subject to the terms and conditions of the Program, the Committee shall designate the employees who shall be awarded shares of Common Stock without restrictions ("Stock Awards"), under the Program and shall determine the number and terms of the Stock Awards to be awarded to each of them. Stock Awards are subject to the following specific limitations. No person subject to section 16(a) of the Exchange Act may receive a Stock Award, and no person eligible to receive a Stock Award may receive a Stock Award representing more than 2,500 shares of Common Stock in any calendar year, subject to adjustment as set forth in Section 4.4.

7.   RESTRICTED STOCK.

7.1 AWARDS. Subject to the terms and conditions of the Program, the Committee shall designate the employees to whom shares of Common Stock, subject to restrictions ("Restricted Stock"), shall be awarded under the Program and determine the number of shares and the terms and conditions of each such award. Each Restricted Stock award shall entitle the Participant to receive shares of Common Stock upon the terms and conditions specified by the Committee and subject to the following provisions of this Section 7 and the provisions of Section 10, and no person eligible to receive Restricted Stock may receive more than 50,000 shares in any calendar year, subject to adjustment as set forth in Section 4.4.

7.2 RESTRICTIONS. All shares of Restricted Stock transferred or sold hereunder shall be subject to such restrictions as the Committee may determine, including, without limitation, any or all of the following:

    (a) a required period of employment with the Company, as determined by the Committee, prior to the vesting of the shares of Restricted Stock;

    (b) a prohibition against the sale, assignment, transfer, pledge, hypothecation or other encumbrance of the shares of Restricted Stock for a specified period as determined by the Committee;

    (c) a requirement that the holder of shares of Restricted Stock forfeit
        (or in the case of shares sold to a Participant, resell to the Company at his or her cost) all or a part of such shares in the event of termination of his or her employment during any period in which such shares are subject to restrictions; or

     (d) a prohibition against employment of the holder of such Restricted Stock by any competitor of the Company or against such holder's dissemination of any secret or confidential information belonging to the Company.

     All restrictions on shares of Restricted Stock awarded pursuant to the Program shall expire at such time or times as the Committee shall specify.

7.3 REGISTRATION OF SHARES. Shares of Restricted Stock awarded pursuant to the Program shall be registered in the name of the Participant and, if such shares are certificated, in the discretion of the Committee, may be deposited in a bank designated by the Committee or with Baxter. The Committee may require a stock power endorsed in blank with respect to shares of Restricted Stock whether or not certificated.

7.4 STOCKHOLDER RIGHTS. Subject to the terms and conditions of the Program, during any period in which shares of Restricted Stock are subject to forfeiture or restrictions on transfer, each Participant who has been awarded shares of Restricted Stock shall have such rights of a stockholder with respect to such shares as the Committee may designate at the time of the award, including the right to vote such shares and the right to receive all dividends paid on such shares. Unless otherwise provided by the Committee, stock dividends or non-cash dividends and, except as otherwise provided by subsection 11.10, any other securities distributed with respect to Restricted Stock shall be restricted to the same extent and subject to the same terms and conditions as the Restricted Stock to which they are attributable.

7.5 LAPSE OF RESTRICTIONS. Subject to the terms and conditions of the Program, at the end of any time period during which the shares of Restricted Stock are subject to forfeiture or restrictions on transfer, such shares will be delivered free of all restrictions to the Participant (or to the Participant's legal representative, beneficiary or heir).

7.6 SUBSTITUTION OF CASH. The Committee may, in its sole discretion, substitute cash equal to the Fair Market Value (determined as of the date of the distribution) of shares of Common Stock otherwise required to be distributed to a Participant in accordance with this Section 7.

8.   PERFORMANCE SHARES.

8.1 AWARDS. A performance share is an award which shall be paid in shares of Common Stock, as described below. Subject to the terms and conditions of the Program, the Committee shall designate the employees to whom Performance Shares are to be awarded in accordance with this Section 8 and the number of shares subject to the award and the terms and conditions of such awards. No person eligible for a Performance Share Award shall receive more than 50,000 shares in any calendar year, subject to adjustment as set forth in Section 4.4. Each Performance Share awarded pursuant to this
     Section 8 shall entitle the Participant to a payment in the form of one share of Common Stock upon the attainment of such performance goals and other terms and conditions as may be specified by the Committee.

8.2 NO ADJUSTMENTS. Except as otherwise provided by the Committee, no adjustment shall be made in Performance Shares awarded on account of cash dividends which may be paid or other rights which may be provided to the holders of Common Stock prior to the end of any period for which performance goals were established.

8.3 SUBSTITUTION OF CASH. The Committee may, in its sole discretion, substitute cash equal to the Fair Market Value (determined as of the date of the issuance) of shares of Common Stock otherwise required to be issued to a Participant in accordance with this Section 8.

9. OTHER INCENTIVES. In addition to the incentives described in Sections 5 through 8 above and subject to the terms and conditions of the Program, the Committee may grant other incentives ("Other Incentives"), payable in cash or in kind, under the Program as it determines to be in the best interest of the Company.

10. PERFORMANCE GOALS AND APPLICATION OF TAX DEDUCTION LIMITATIONS. Compensation attributable to a Stock Option awarded to a Participant is intended to satisfy the requirements of the exception for qualified performance-based compensation within the meaning of section 162(m) and the related regulations under the Internal Revenue Code of 1986, as amended. All awards of Restricted Stock, Performance Shares, and Other Incentives under the Program, to persons subject to section 16(a) of the Exchange Act, shall be made subject to the attainment of performance goals relating to one or more of the business criteria within the meaning of section 162(m) identified above, including but not limited to, stock price, market share, sales, earnings per share, return on equity, costs, and cash flow, as determined by the Committee from time to time.

11.  GENERAL.

11.1 EFFECTIVE DATE. The Program will become effective upon its approval by the affirmative vote of the holders of a majority of the voting stock of Baxter at a meeting of its stockholders. Unless approved within one year after the date of the Program's adoption by the Board of Directors, the Program shall not be effective for any purpose. Prior to the approval of the Program by Baxter's stockholders, the Committee may award incentives, but if such approval is not received in the specified period, then such awards shall be of no effect.

11.2 DURATION. The Program shall remain in effect until all incentives granted under the Program have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated in accordance with the terms of the Program or the incentive and until all restrictions imposed on shares of Common Stock issued under the Program have lapsed. No incentive may be granted under the Program after the tenth anniversary of the date the Program is approved by Baxter's stockholders.

11.3 NON-TRANSFERABILITY OF INCENTIVES. No share of Restricted Stock, Performance Share, or Other Incentive under the Program may be transferred, pledged, or assigned by the holder thereof (except, in the event of the holder's death, by will or the laws of descent and distribution to the limited extent provided in the Program or in the terms of the incentive), and the Company shall not be required to recognize any attempted assignment of such rights by any Participant. Stock Options may be transferred by the holder thereof to the limited extent authorized by rules and procedures established by the Committee from time to time.

11.4 EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH. If a Participant ceases to be an employee of the Company for any reason, including death, any incentives then outstanding may be exercised or shall expire in accordance with the terms of the incentive.

11.5 COMPLIANCE WITH APPLICABLE LAW AND WITHHOLDING.

     (a) Notwithstanding any other provision of the Program, Baxter shall have no obligation to issue any shares of Common Stock under the Program if such issuance would violate any applicable law or any applicable regulation or requirement of any securities exchange or similar entity.

(b) Prior to the issuance of any shares of Common Stock under the Program, Baxter or the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares and that the recipient will not dispose of them in violation of the registration requirements of the Securities Act of 1933.

(c) With respect to any person who is subject to section 16(a) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any incentive or payment under the Program or implement procedures for the administration of the Program which it deems necessary or desirable to comply with the requirements of Rule 16b-3 of the Exchange Act.

(d) If, at any time, Baxter, in its sole discretion, determines that the listing, registration, or qualification (or any updating of any such document) of any type of incentive, or the shares of Common Stock issuable pursuant thereto, is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, any incentive, the issuance of shares of Common Stock pursuant to any incentive, or the removal of any restrictions imposed on shares subject to an incentive, such incentive shall not be granted and the shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to Baxter.

(e) All incentives and payments under the Program are subject to withholding of all applicable taxes and the Company shall have the right to withhold from any award under the Program or to collect as a condition of any payment under the Program, as applicable, any taxes required by law to be withheld. To the extent provided by the Committee, a Participant may elect to have any distribution, or a portion thereof, otherwise required to be made under the Program to be withheld or to surrender to the Company previously owned shares of Common Stock to fulfill any tax withholding obligation.

11.6 NO CONTINUED EMPLOYMENT. The Program does not constitute a contract of employment or continued service, and participation in the Program will not give any employee or Participant the right to be retained in the employ of the Company or the right to continue as a director of the Company or any right or claim to any benefit under the Program unless such right or claim has specifically accrued under the terms of the Program or the terms of any incentive under the Program.

11.7 TREATMENT AS A STOCKHOLDER. No incentive granted to a Participant under the Program shall create any rights in such Participant as a stockholder of Baxter until shares of Common Stock related to the incentive are registered in the name of the Participant.

11.8 DEFERRAL PERMITTED. Payment of cash to a Participant or distribution of any shares of Common Stock to which a Participant is entitled under any incentive shall be made as provided in the terms of the incentive. Payment may be deferred at the request of the Participant to the extent provided in the incentive.

11.9 AMENDMENT OF THE PROGRAM. The Board may, at any time and in any manner, amend, suspend, or terminate the Program or any incentive outstanding under the Program; provided, however, that no such amendment or discontinuance shall:

      (a) be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange or automated quotation system upon which the Common Stock is listed or quoted;

      (b) alter or impair the rights of Participants with respect to incentives previously made under the Program without the consent of the holder thereof; or

      (c) make any change that would disqualify awards made under the Program, intended to be so qualified, from the exemption provided by Rule 16b-3 of the Exchange Act.

11.10 ACCELERATION OF INCENTIVES. Notwithstanding any provision in this Program to the contrary or the normal terms of vesting in any incentive,
      (a) the restrictions on all shares of Restricted Stock awarded shall lapse immediately, (b) all outstanding Stock Options will become exercisable immediately, and (c) all performance goals shall be deemed to be met and payment made immediately if a Change in Control occurs. For purposes of this Program, a "Change in Control" shall have occurred if:

      (1) any "Person", as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than Baxter, any corporation owned, directly or indirectly, by the stockholders of Baxter in substantially the same proportions as their ownership of stock of Baxter, and any trustee or other fiduciary holding securities under an employee benefit plan of Baxter or such proportionately owned corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Baxter representing 30% or more of the combined voting power of Baxter's then outstanding securities;

      (2) during any period of not more than 24 months, individuals who at the beginning of such period constitute the Board of Directors of Baxter, and any new director (other than a director designated by a Person who has entered into an agreement with Baxter to effect a transaction described in paragraph (1), (3) or (4) of this subsection 11.10) whose election by the board or nomination for election by Baxter's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

      (3) the stockholders of Baxter approve a merger or consolidation of Baxter with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of Baxter outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of Baxter or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of Baxter (or similar transaction) in which no Person acquires more than 30% of the combined voting power of Baxter's then outstanding securities; or

      (4) the stockholders of Baxter approve a plan of complete liquidation of Baxter or an agreement for the sale or disposition by Baxter of all or substantially all of Baxter's assets (or any transaction having a similar effect).

11.11 DEFINITION OF FAIR MARKET VALUE. Except as otherwise determined by the Committee, the "Fair Market Value" of a share of Common Stock as of any date shall be equal to the closing sale price of a share of Common Stock as reported on The National Association of Securities Dealers' New York Stock Exchange Composite Reporting Tape (or if the Common Stock is not traded on the New York Stock Exchange, the closing sale price on the exchange on which it is traded or as reported by an applicable automated quotation system) ("Composite Tape") on the applicable date or, if no sales of Common Stock are reported on such date, the closing sale price of a share of Common Stock on the date the Common Stock was last reported on the Composite Tape (or such other exchange or automated quotation system, if applicable).

                                                                      EXHIBIT B

                           BAXTER INTERNATIONAL INC.
                           LONG-TERM INCENTIVE PLAN

1. Adoption

This Long-Term Incentive Plan ("Plan") of Baxter International Inc. ("Baxter") and its subsidiaries (collectively, the "Company"), is adopted pursuant to the Baxter International Inc. 1994 Incentive Compensation Program ("Program") for the purposes stated in the Program. It represents an amendment and restatement of the Baxter International Inc. 1989 Long-Term Incentive Plan. The Plan is intended to comply with the requirements of Section 162(m)(4)(C) of the Internal Revenue Code of 1986 ("IRC"), as amended, and the related income tax regulations issued thereunder.

2. Participants

Participants in this Plan are valued employees of the Company who have been selected by the Compensation Committee of the Board of Directors of Baxter ("Committee"), and to whom the Committee makes awards ("Award") under this Plan. Each Award may consist of any combination of Restricted Stock and Stock Options as each is defined in the Program and under the terms and conditions contained in the Program and this Plan.

3. Restricted Stock Awards

  3.1 Upon the grant of an Award, a stock certificate for the shares of Restricted Stock awarded shall be issued in the participant's name and deposited, together with a stock power endorsed in blank by the participant, with the Company. Each certificate will include a restrictive legend as provided in the Program.

  3.2 The Committee shall assign to each participant a target number of shares of Restricted Stock ("Annual Target Award") that can be earned for a calendar year (or portion of such calendar year) ("Plan Year"). The Committee also shall establish a) Company performance goals for the Plan Year which will include one or more of the following measures: net income growth, operational cash flow, sales growth, the Common Stock price of Baxter, earnings per share, total shareholder return, and inventory turns ("Company Performance Criteria"), and b) the method for determining the percentage of each participant's Annual Target Award that is earned by the participant based upon the achievement of the Company Performance Criteria for the Plan Year. The terms described in the preceding two sentences must be established by April 1 of the Plan Year, and such terms shall not thereafter be changed, except as permitted by paragraph 3.3.

  3.3 By March 31 of each year, the Committee shall assess the extent to which the Company has achieved the Company Performance Criteria for the preceding Plan Year, based on the Company's publicly reported results. The Committee shall exclude the effect of acquisitions, divestitures, changes in accounting principles, significant and unplanned currency rate fluctuations and other extraordinary or non-recurring events which occurred during the Plan Year when assessing the extent to which the Company has achieved the Company Performance Criteria for such Plan Year, but only if such exclusion would enhance the Company's performance relative to the Company Performance Criteria. The exclusion authorized by the preceding sentence shall only apply to the extent it is consistent with IRC Section 162(m)(4)(C) and the related regulations described above. The Committee shall then determine the percentage of each participant's Annual Target Award that is earned for the Plan Year based upon the terms described in paragraph 3.2 above. The Committee, however, has the discretion to reduce the earned percentage determined under the preceding sentence. The Committee's determination shall be consistent with IRC Section 162(m)(4)(C) and the related regulations described above. No participant shall earn more than 50,000 shares of Restricted Stock under this Plan for any Plan Year for which the participant is subject to IRC
Section 162(m). The Committee may exercise discretion in the determination of the percentage of the Annual Target Award that is earned under the Plan with respect to participants who are not subject to IRC Section 162(m).

  3.4 Shares of Restricted Stock are earned as of December 31 of the Plan Year in which the Company achieves the Company Performance Criteria. Shares of Restricted Stock which have been earned shall become vested, unless previously vested or forfeited pursuant to sections 5.1 or 5.2 of this Plan, on December 31 of the Plan Year after the Plan Year in which they are earned.

  3.5 When a participant's rights to Restricted Stock become vested, the participant shall be entitled to shares of Baxter's common stock, $1.00 par value, ("Common Stock"), free and clear of all restrictions, except as otherwise provided in section 10.5 of the Program. The certificates representing these shares shall be delivered to the participant within 30 days after the date such rights become vested.

4. Stock Options

  4.1 Upon the grant of an Award, a certificate for the Stock Options awarded shall be issued in the participant's name advising the participant of the number of Stock Options awarded to him or her.

  4.2 Subject to the terms and conditions of the Program, the Committee shall determine the number, type, and terms of the Stock Options to be awarded under the Plan to each participant. Stock Option awards are subject to the following specific limitations. Each Stock Option shall expire on the earlier of the date provided by the option terms or the date which is 10 years and one day after the date of grant. The option price per share ("Option Price") for any Stock Option awarded shall not be less than the greater of par value or the Fair Market Value (as defined in the Program) of a share of Common Stock on the date the Stock Option is awarded. Each Stock Option awarded under the Program shall be a "nonqualified stock option" for tax purposes unless the Stock Option satisfies all of the requirements of section 422 of the Internal Revenue Code of 1986, as amended, and the Committee designates such Stock Option as an "Incentive Stock Option". No person shall receive, in any calendar year, Stock Options which, in the aggregate, represent more than 500,000 shares of Common Stock.

5. General Provisions

  5.1 If a participant's employment by the Company is terminated, with or without cause, for any reason other than death or disability before the Restricted Stock vests as provided in section 3.4 (even if the shares of Restricted Stock have been earned as provided in section 3.4), then the participant shall forfeit all rights to Restricted Stock, except as otherwise determined by the chairman of the board and chief executive officer of Baxter (and, in the case of officers of Baxter, approved by the Committee).

  5.2 If a participant's employment by the Company is terminated by death or disability prior to such vesting, then all of the Restricted Stock awarded to the participant under this Plan, but not previously vested, shall be vested on the effective date of the participant's employment termination, whether or not earned as provided in section 3.2.

  5.3 Shares of Restricted Stock granted under the Baxter International Inc. 1989 Long-Term Incentive Plan, pursuant to the Baxter International Inc. 1987 Incentive Compensation Program ("1987 Program"), and which are not vested as of the date on which this Plan is adopted by the Committee, shall be governed by the provisions of this Plan to the extent that they do not conflict with the 1987 Program. Shares of Restricted Stock previously granted under this Plan, pursuant to the 1994 Program, and which are not vested as of the date on which this Plan is adopted by the Committee, shall be governed by the provisions of this Plan to the extent that they do not conflict with the 1994 Program.

  5.4 This Plan does not constitute a contract of employment or continued service. Participation in this Plan does not give any participant the right to be retained as an employee of the Company or any right or claim to any benefit under this Plan unless such right or claim has specifically accrued under the terms of this Plan.

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Baxter
Baxter International Inc.
One Baxter Parkway
Deerfield, IL 60015
847 948-2000

PROXY
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 5, 1998
Solicited by the Board of Directors of Baxter International Inc.

The undersigned hereby appoint(s) Vernon R. Loucks Jr. and Thomas J. Sabatino, and each of them, as proxyholders, with the powers the undersigned would possess if personally present and with full power of substitution, to vote all shares of common stock of the undersigned in Baxter International Inc. (including shares credited to the Dividend Reinvestment Plan or the Employee Stock Purchase Plan) at the Annual Meeting of Stockholders to be held on May 5, 1998, and at any adjournment thereof, upon all subjects that may properly come before the meeting, subject to any directions indicated on the reverse side of this card. If no directions are given, the proxyholders will vote: for the election of the five nominees for director listed hereon; in accord with the Board of Directors' recommendations on the matters listed on the reverse side of this card; and at their discretion on any other matter that may properly come before the meeting.

--------------------------------               Comments/Change of Address
Election of Directors, Nominees:
                                         ---------------------------------------
01 Pei-yuan Chia
02 Mary Johnston Evans                   ---------------------------------------
03 Frank R. Frame
04 Arnold J. Levine, Ph.D.               ---------------------------------------
05 Monroe E. Trout, M.D.
--------------------------------         ---------------------------------------

                                         ---------------------------------------

To vote by telephone, please see the instructions on the reverse side of this card. To vote by mail, please sign and date this card on the reverse side and mail promptly in the enclosed postage-paid envelope. You are encouraged to specify your choices by voting by telephone or marking the appropriate boxes on the reverse side of this card.
                                                                ----------------
                                                                SEE REVERSE SIDE
                                                                ----------------

--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .


Parking

Complimentary parking is available at the North Cove facility.

Walking Tour Information

Sign-up for the walking tours will take place at registration on the morning of the meeting. The first tour will begin at 8:45 a.m. and the last tour will begin at 9:15 a.m. Plant regulations specify that no open-toe shoes or shorts should be worn by stockholders interested in taking the tour.

General Directions Within North Carolina

Marion is located approximately 50 miles east of Asheville and approximately 115 miles northwest of Charlotte. Please allow approximately one hour and 15 minutes driving time from Asheville, and approximately two hours driving time from Charlotte.

Closest airport locations are in Asheville or Charlotte.

Driving Directions from the Asheville Airport:

Take I-40 East to Old Fort Exit to Highway 70
Follow Highway 70 for 10 Miles to U.S. Route 221
Turn Left onto U.S. Route 221 North
Continue North on U.S. Route 221 for 10 Miles
Turn Right at the Stop Light by the Baxter Sign
(This will be the third stop light past the intersection on Highway 70 on U.S. Route 221)
Turn Left at the Baxter Guard Station

Driving Directions from the Charlotte Airport:

Take I-85 South to Highway 74 West to Kings Mountain
Take Highway 74 (Bypass) to Shelby
Turn Right onto U.S. Route 226
U.S. Route 226 Eventually Joins U.S. Route 221
Follow U.S. Route 221 for 10 Miles Past the Intersection of Highway 70
Turn Right at the Stop Light by the Baxter Sign
(This will be the third stop light past the intersection on Highway 70 on U.S. Route 221)
Turn Left at the Baxter Guard Station

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[X] Please mark your vote                                                   8552
    as in this example.

    This proxy, when properly executed, will be voted in the manner directed herein. If no directions are given, this proxy will be voted FOR election of directors, FOR proposals 2, 3 and 4 and AGAINST proposal 5.
--------------------------------------------------------------------------------
     The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4.
--------------------------------------------------------------------------------
                                                 FOR     WITHHELD
1.  Election of Directors (See Reverse).         [_]       [_]

For, except vote withheld from the following nominee(s):

--------------------------------------------------------

                                                 FOR     AGAINST     ABSTAIN
2.  Ratification of independent accountant.      [_]       [_]         [_]

                                                 FOR     AGAINST     ABSTAIN
3.  To adopt the Company's 1998 Incentive        [_]       [_]         [_]
    Compensation Program.
                                                 FOR     AGAINST     ABSTAIN
4.  To adopt the Company's Long-Term             [_]       [_]         [_]
    Incentive Plan.
--------------------------------------------------------------------------------
The Board of Directors recommends a vote AGAINST
proposal 5.
--------------------------------------------------------------------------------
                                                 FOR     AGAINST     ABSTAIN
5.  Proposal relating to cumulative voting       [_]       [_]         [_]
    in the election of directors.
--------------------------------------------------------------------------------

Mark the box if you want your votes treated as confidential.           [_]

Mark the box if you will attend the Annual Meeting.                    [_]

Mark the box if you have more than one account and want to             [_]
discontinue receiving multiple copies of future annual reports.


SIGNATURE(S)                            DATE
             --------------------------      --------
NOTE: Please sign exactly as name appears hereon. Joint tenants should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.

--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .


This year, Baxter offers vote-by-phone as a new and convenient way by which you can vote your shares. Your telephone vote authorizes the proxyholders named in your proxy card (above) to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card. If you choose to vote by telephone, there is no need for you to mail back your proxy card.

To vote by telephone, United States and Canadian stockholders may call 1-800-OK2-Vote (1-800-652-8683) from any touch-tone telephone. Telephone voting is available 24 hours a day, 7 days a week. Have your proxy card (above) in hand when you call.

Option 1 To vote as the Board of Directors recommends on ALL proposals, press 1. Your vote will be confirmed and cast as directed and the call will end. If you wish to vote on each proposal separately, press 2.

Option 2 If you selected 2 to vote on each proposal separately, you will hear these instructions:

          Proposal 1 -- To vote FOR all nominees, press 1; to WITHHOLD for all nominees, press 2; to WITHHOLD for AN INDIVIDUAL nominee, press 3 and enter the two digit number that appears on the back of the proxy card next to the name of the nominee that you DO NOT wish to vote for.

          Proposals 2, 3, 4 and 5 -- To vote FOR, press 1; to vote AGAINST, press 2; to ABSTAIN, press 3. Your vote selection will be repeated and you will have an opportunity to confirm it.

          YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.
--------------------------------------------------------------------------------

Baxter International Inc.
Your Invitation to the 1998 Annual Meeting of Stockholders
--------------------------------------------------------------------------------
You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Baxter International Inc. on Tuesday, May 5, 1998, at 10:30 a.m., Eastern Time. The meeting will be held at Baxter's North Cove facility in Marion, North Carolina. For your convenience, directions are provided on the back of this invitation.

Registration will begin at 8:30 a.m. and a continental breakfast will be provided. One-hour walking tours of the manufacturing facility will be offered for interested stockholders. Details regarding the walking tours are provided on the back of this invitation.

IMPORTANT: THIS LETTER IS YOUR ADMISSION TICKET TO THE MEETING. Please show it to the guard at the North Cove entrance to receive your parking permit, then present this letter at the registration desk for admittance into the meeting.

--------------------------------------------------------------------------------